--------------------------------------------------------------------------------
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                          ACQUISITION LOAN AGREEMENT


                         Dated as of October 16, 1995


                                     among


                   ATLANTIC ACQUISITION LIMITED PARTNERSHIP


                           THE BANKS PARTIES HERETO,
                                   as Banks

                                      and

                              NATWEST BANK N.A.,
                                   as Agent


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----

ARTICLE 1       DEFINITIONS...........................................   1

Section 1.1.    Definitions...........................................   1
Section 1.2.    Interpretation........................................  14

ARTICLE 2       COMMITMENTS, ADVANCES AND COLLATERAL..................  14

Section 2.1.    The Advances..........................................  14
Section 2.2.    Notice of Borrowing; Notice of Continuation...........  14
Section 2.3.    Borrowing of Advances.................................  15
Section 2.4.    Notes.................................................  15
Section 2.5.    Payments of Principal and Interest....................  15
Section 2.6.    Interest..............................................  16
Section 2.7.    Borrowing Base; Prepayments...........................  16
Section 2.8.    Use of Proceeds of Advances...........................  17
Section 2.9.    Payments..............................................  17
Section 2.10.   Fees..................................................  18
Section 2.11.   Computations..........................................  18
Section 2.12.   Minimum Amounts of Borrowings.........................  18
Section 2.13.   Collateral............................................  18
Section 2.14.   Change in Law; Compensation Payments..................  19
Section 2.15.   Limitation on Types of Advances.......................  20
Section 2.16.   Illegality............................................  21
Section 2.17.   Certain Conversions Pursuant to Section 2.15
                and 2.16..............................................  21
Section 2.18.   Indemnification.......................................  21
Section 2.19.   Proportionate Treatment...............................  22
Section 2.20.   Proportionate Sharing.................................  22
Section 2.21.   Agent's Obligation to Expend Funds; Non-
                Receipt of Funds by Agent; Defaulting Banks...........  23
Section 2.22.   Taxes.................................................  23
Section 2.23.   Collection Account....................................  24

ARTICLE 3       REPRESENTATIONS AND WARRANTIES........................  25

Section 3.1.    Organization and Qualification........................  25
Section 3.2.    Power; Authority; Consents............................  26
Section 3.3.    No Violation of Law or Agreements.....................  26
Section 3.4.    Due Execution, Validity, Enforceability...............  26
Section 3.5.    Assets; Liens.........................................  27
Section 3.6.    Judgments, Actions, Proceedings.......................  27
Section 3.7.    No Defaults...........................................  27
Section 3.8.    Financial Statements..................................  27
Section 3.9.    Tax Returns...........................................  28
Section 3.10.   Indebtedness; Other Agreements........................  28
Section 3.11.   Use of Proceeds.......................................  28
Section 3.12.   Name Changes..........................................  28
Section 3.13.   Full Disclosure.......................................  29

Section 3.14.     Capitalization; Control.............................  29
Section 3.15.     ERISA...............................................  29
Section 3.16.     Location............................................  29
Section 3.17.     Permits, etc........................................  29
Section 3.18.     Regulated Company...................................  29
Section 3.19.     Maximum Program Amount..............................  30
Section 3.20.     Information Concerning Public Partnerships..........  30

ARTICLE 4         CONDITIONS TO THE MAKING OF ADVANCES................  30

Section 4.1.      Initial Borrowing...................................  30
Section 4.2.      Initial Borrowings With Respect to
                  Acquisitions........................................  32
Section 4.3.      All Borrowings......................................  34

ARTICLE 5         DELIVERY OF FINANCIAL REPORTS,
                  DOCUMENTS AND OTHER INFORMATION.....................  35

Section 5.1.      Annual Financial Statements.........................  35
Section 5.2.      Quarterly Financial Statements......................  36
Section 5.3.      Compliance Certificate..............................  36
Section 5.4.      Borrowing Base Report...............................  36
Section 5.5.      Public Partnership Information......................  36
Section 5.6.      Copies of Reports...................................  37
Section 5.7.      Copies of Documents.................................  37
Section 5.8.      Notice of Defaults..................................  37
Section 5.9.      Notice of Litigation................................  37
Section 5.10.     Notices regarding Public Partnership
                  Documents...........................................  37
Section 5.11.     Other Information...................................  38

ARTICLE 6         AFFIRMATIVE COVENANTS...............................  38

Section 6.1.      Books and Records...................................  38
Section 6.2.      Inspections and Audits..............................  38
Section 6.3.      Continuance of Business; Compliance with
                  Law.................................................  39
Section 6.4.      Copies of Public Partnership and Acquisition
                  Documents...........................................  39
Section 6.5.      Performance of Obligations..........................  39
Section 6.6.      Net Worth...........................................  39
Section 6.7.      Perform Duties......................................  39
Section 6.8.      Liens...............................................  39
Section 6.9.      Use of Proceeds.....................................  40
Section 6.10.     Interest Rate Swap..................................  40
Section 6.11.     Pledge and Security Agreement and Guaranty..........  40

ARTICLE 7         NEGATIVE COVENANTS..................................  40

Section 7.1.      Indebtedness........................................  40
Section 7.2.      Liens...............................................  40
Section 7.3.      Guaranties..........................................  40
Section 7.4.      Mergers; Acquisitions...............................  41
Section 7.5.      Distributions.......................................  41

Section 7.6.     Changes in Business.................................   41
Section 7.7.     Issuance of Equity..................................   41
Section 7.8.     Advances............................................   41
Section 7.9.     ERISA...............................................   41
Section 7.10.    Admission of Partners...............................   41
Section 7.11.    Changes; Cancellations of Public Partnership
                 Documents...........................................   42
Section 7.12.    Change of Address...................................   42
Section 7.13.    Transactions with Affiliates........................   42
Section 7.14.    Borrowing Bases.....................................   42

ARTICLE 8        EVENTS OF DEFAULT...................................   43

Section 8.1.     Payments............................................   43
Section 8.2.     Certain Covenants...................................   43
Section 8.3.     Other Covenants.....................................   43
Section 8.4.     Representations and Warranties......................   43
Section 8.5.     Bankruptcy..........................................   43
Section 8.6.     Judgments...........................................   44
Section 8.7.     Changes in Control..................................   44
Section 8.8.     Dissolution or Termination of Borrower or
                 General Partner.....................................   45
Section 8.9.     Liens...............................................   45
Section 8.10.    Collection Account..................................   45
Section 8.11.    Material Adverse Change.............................   45
Section 8.12.    Loan Documents......................................   45

ARTICLE 9        CONCERNING THE AGENT................................   45

Section 9.1.     Appointment and Authority of the Agent..............   45
Section 9.2.     Delegation of Duties................................   46
Section 9.3.     Standard of Care....................................   46
Section 9.4.     Independent Credit Evaluations......................   46
Section 9.5.     Limited Scope of Duties.............................   47
Section 9.6.     Reliance by the Agent...............................   48
Section 9.7.     Exculpatory Provisions..............................   49
Section 9.8.     Indemnification of the Agent........................   49
Section 9.9.     NatWest Individually................................   50
Section 9.10.    Dealing With the Banks..............................   50
Section 9.11.    Duties Not to be Increased..........................   50
Section 9.12.    Successor Agents....................................   50

ARTICLE 10       ASSIGNMENTS AND PARTICIPATIONS......................   52

Section 10.1.    Assignments.........................................   52
Section 10.2.    Participation.......................................   52
Section 10.3.    Information.........................................   53

ARTICLE 11       MISCELLANEOUS PROVISIONS............................   53

Section 11.1.    Fees and Expenses; Indemnity........................   53
Section 11.2.    Taxes...............................................   55

Section 11.3.   Survival of Agreements and Representations;
                Waiver of Trial by Jury; Consent to
                Jurisdiction..........................................   56
Section 11.4.   Lien on and Set-off of Deposits.......................   56
Section 11.5.   Modifications, Consents and Waivers; Entire
                Agreement.............................................   57
Section 11.6.   Remedies Cumulative...................................   57
Section 11.7.   Further Assurances....................................   58
Section 11.8.   Notices...............................................   58
Section 11.9.   Counterparts..........................................   59
Section 11.10.  Construction..........................................   59
Section 11.11.  Severability..........................................   59
Section 11.12.  Binding Effect; No Assignment or Delegation...........   60
Section 11.13.  Limitation of Liability...............................   60
Section 11.14.  Obligations under Pledge Agreement....................   60


Schedule 1.1    Bank Commitments
Schedule 3.1    Jurisdictions of Qualification
Schedule 3.6    Judgments, Actions or Proceedings
Schedule 3.14   Partnership Interests


EXHIBIT A       Form of Borrowing Base Report
EXHIBIT B-1     Form of Notice of Borrowing
EXHIBIT B-2     Form of Notice of Continuation
EXHIBIT C       Form of Note
EXHIBIT D       Form of Pledge and Security Agreement - Borrower
EXHIBIT E       Form of Pledge and Security Agreement - GP
EXHIBIT F       Form of Pledge and Security Agreement - GP Stockholder
EXHIBIT G       Form of Pledge and Security Agreement - LP
EXHIBIT H       Form of Guaranty
EXHIBIT I       Form of Certificate of an Authorized Finance Officer
EXHIBIT J       Form of Assignment and Assumption Agreement
EXHIBIT K       Form of General Partner/Limited Partner Side Letter
EXHIBIT L       Form of Consent of General Partners of Public Partnership and
                AFG
EXHIBIT M       Form of Notice of Pledge
EXHIBIT N       Form of Indemnity Letter

          ACQUISITION LOAN AGREEMENT, dated as of October 16, 1995, among ATLANTIC ACQUISITION LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Borrower"), the banks now or hereafter parties hereto and NATWEST BANK N.A. (in such capacity, the "Agent").


                             W I T N E S S E T H:
                             -------------------


          WHEREAS, the Borrower is a special purpose limited partnership formed for the purpose of acquiring up to 35% of the limited partnership units of certain public limited partnerships managed by AFG or any Affiliates thereof (as each such term is defined below); and

          WHEREAS, the Borrower intends to finance the acquisition of such limited partnership units and related costs and expenses by borrowing term loans and has requested the banks parties hereto to agree to make such term loans; and

          WHEREAS, the banks parties hereto are willing to make such term loans on the terms and subject to the conditions contained herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

          Section 1.1.  Definitions.  The following terms shall have the
                        -----------
respective meanings set forth below :

          "Acquisition" - each acquisition by the Borrower of Units pursuant to the related Tender Offer.

          "Acquisition Cost" - with respect to each Acquisition of any Units pursuant to the related Tender Offer, (a) the aggregate purchase price or other consideration payable by Borrower to acquire such Units pursuant to the related Tender Offer, including, without limitation, any costs and expenses factored into the purchase price of any such Units as a result of any judgment or settlement arising from the related Tender Offer and (b) any and all out-of-pocket costs and expenses incurred by the Borrower in connection with any settlement of the litigation described in Schedule 3.6 hereto.
                                          ------------

          "Acquisition Documentation" - with respect to each Acquisition, the Public Partnership Documents of the related Public Partnership, the offer to purchase, the offering memorandum, the letter of transmittal, any and all documents and schedules filed or required to be filed with the SEC with respect to such Acquisition and any other documents, instruments and schedules related to such Acquisition.

          "Additional Costs" - as defined in Section 2.14.

          "Advance" - each Advance made by any Bank to the Borrower pursuant to
Section 2.2.

          "Affiliate" - as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that (i) any
                                                         --------
Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or of the general partner of a Person or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person and (ii) the General Partner, and each shareholder, director and officer of the General Partner, shall be deemed to be an Affiliate of the Borrower.

          "AFG" - American Finance Group, a general partnership organized and existing under the laws of The Commonwealth of Massachusetts.

          "Agency Administration Fee" - as defined in the Fee Agreement.

          "Agreement" - this Acquisition Loan Agreement, as amended, modified or supplemented from time to time.

          "Applicable Rate" - with respect to each LIBOR Advance, a rate of interest per annum equal to the sum of 3.5% per annum plus Reserve Adjusted
         ---------
LIBOR for such Advance.

          "Approved Offering Expenses" - with respect to each Acquisition, all Offering Expenses paid and payable by the Borrower in connection with such Acquisition; provided, however, that the term "Approved Offering Expenses" shall
             --------  -------
not include any such Offering Expenses to the extent that such Offering Expenses, when aggregated with the Offering Expenses associated with all Acquisitions occurring prior to or contemporaneously with such Acquisition, would exceed $680,000.

          "Assets" - any and all assets or property of any kind, real or personal, tangible or intangible, now owned or leased or hereafter acquired or leased.

          "Assignment and Assumption Agreement" - an agreement, in the form of Exhibit J hereto, pursuant to which a Bank has assigned all or part of its rights and obligations hereunder and the assignee thereunder has accepted such rights and assumed such obligations, all in accordance with Section 10.1.

          "Authorized Finance Officer" - the Chairman, President, Vice President-Finance, Vice President, Clerk and Controller or Treasurer of the General Partner.

          "Authorized Officer" - the Chairman, President, General Counsel, Vice President-Finance, Vice President, Clerk and Controller or Treasurer of the General Partner.

          "Bank" - each bank listed on the signature pages hereof under the caption "Banks" and each other bank that has become a "Bank" hereunder as provided in Section 10.1.

          "Borrowing" - the aggregate amount of Advances to be made by the Banks pursuant to any one Notice of Borrowing.

          "Borrowing Base" - with respect to each Acquisition, an amount not to exceed the sum of (i) ninety percent (90%) of Projected Cash Flow plus (ii)
                                                                  ----
Approved Offering Expenses plus (iii) the Upfront Fee with respect to any
                           ----
Borrowings made to fund such Acquisition.

          "Borrowing Base Report" - each borrowing base report required to be delivered pursuant to Section 4.2 and Section 5.4 in the form of Exhibit A
                                                                 ---------
hereto.

           "Borrowing Date" - the Business Day specified in a Notice of Borrowing delivered pursuant to Section 2.2 as the date with respect to which the Borrower has requested the Banks to make Advances with respect to one or more Acquisitions.

          "Business Day" - any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Boston, Massachusetts are required or authorized by law to close and, with respect to a Borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, any Borrowing consisting of LIBOR Advances, or a Notice of Borrowing by the Borrower with respect to any Borrowing consisting of LIBOR Advances, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" - as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Class A Limited Partner" - each of Gary D. Engle, James A. Coyne and Geoffrey A. MacDonald and each other Person which is or becomes a "Class A Limited Partner" under the terms of the certificate of limited partnership and agreement of limited partnership of the Borrower.

          "Class B Limited Partner" - each Person which is or becomes a "Class B Limited Partner" under the terms of the certificate of limited partnership and agreement of limited partnership of the Borrower.

          "Class C Limited Partner" - each Person which is or becomes a "Class C Limited Partner" under the terms of the certificate of limited partnership and agreement of limited partnership of the Borrower and in accordance with the terms hereof.

          "Collateral" - as defined in each Pledge and Security Agreement.

          "Collateral Agent" - NatWest, in its capacity as collateral agent under the Pledge and Security Agreements, or any successor thereto under any Pledge and Security Agreement.

          "Collection Account" - as defined in Section 2.23.

          "Commitment" - as to each Bank, the obligation of such Bank to make Advances pursuant to Section 2.1 hereof, in an aggregate amount at any one time outstanding up to the amount set forth opposite such Bank's name on Schedule 1.1
                                                                    ------------
under the caption "Commitment" or in an Assignment and Assumption Agreement executed and delivered by such Bank pursuant to Section 10.1.

          "Commitment Percentage" - with respect to any Bank, the percentage of the Total Commitment which such Bank's Commitment represents.

          "Commitment Termination Date" - the earlier to occur of (i) January 15, 1996 or (ii) the day which is ninety (90) days after the date on which the initial Borrowing is made hereunder.

          "Continuation" - each continuation of a Borrowing consisting of LIBOR Advances.

          "Control" - as to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

          "Default" - the occurrence of any one or more of the events set forth in Article 8 of this Agreement, which event, with notice and/or the passage of the time periods, if any, provided for therein, would constitute an Event of Default, provided, however, that no such event (other than an event which shall become an Event of Default) shall constitute a "Default" from and after the date on which the same is cured to the satisfaction of the Agent and the Majority Banks or waived in accordance with the provisions of Section 11.5.

          "Distributable Cash" - at any time, (a) cash received by the Borrower from all sources minus (b) the sum of (i) interest (both current and accrued)
                 -----
and principal owed or payable during or with respect to the then current fiscal year of the Borrower in respect of the Obligations and (ii) Operating Expenses in an amount not to exceed $100,000 in or with respect to the then current fiscal year of the Borrower and (iii) any Agency Administration Fee payable during or with respect to the then current fiscal year of the Borrower and (iv) the cost of obtaining the interest rate swap described in Section 6.10.

          "Dollars" and "$" - lawful money of the United States of America.

          "Eligible Assets" - each Asset of a Public Partnership with respect to which the following conditions have been satisfied:

          (a) the Public Partnership has good and marketable (i) title thereto or a leasehold therein under a lease between the owner thereof as lessor and the Public Partnership as lessee which lease is in full force and effect and under which no default has occurred and is continuing or (ii) beneficial ownership rights in a trust which has good and marketable title thereto or a leasehold therein under a lease between the owner thereof and the trust as lessee which lease is in full force and effect and under which no default has occurred and is continuing;

          (b) it is not subject to any Lien except, in the case of leveraged Leases of any such Assets, Liens arising in favor of the lender with respect thereto;

          (c) it is to be used in the ordinary course of business by the End User or is otherwise permitted under the terms of the related Lease; and

          (d) it is located within the United States or registered under the laws of the United States or such other jurisdiction as is permitted under the terms of the applicable Lease.

          "Eligible Lease"  - a Lease:

          (a)  which is in full force and effect;

          (b) which is non-cancelable and provides that the lessee's obligations thereunder are absolute and unconditional, and not subject to defense or claim and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

          (c) which is not subject to any Lien except, in the case of leveraged Leases, Liens arising in favor of the lender with respect thereto;

          (d)  under which the lease term has commenced and is continuing;

          (e)  under which no payment is more than sixty (60) days past due;

          (f) under which no party is in default in any material respect other than to the extent permissible under (e) immediately above;

          (g) under which the End User is located within the United States or organized under the laws of the United States or a political subdivision thereof or such other jurisdiction as is permitted under the terms of such Lease;

          (h) under which the End User has not filed a petition for bankruptcy or any other petition for relief under the U.S. Bankruptcy Code or any other bankruptcy or insolvency law and has not made an assignment for the benefit of creditors, nor has any petition or other application for relief under the U.S. Bankruptcy Code or any other bankruptcy or insolvency law been filed against the End User, and the End User has not so filed, suspended its business operations, become insolvent, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

          (i)  which is a Lease of an Eligible Asset.

          "End User" - the Person who is the ultimate user of any Asset of the Public Partnership pursuant to an Eligible Lease.

          "ERISA" - the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

          "Events of Default" - as defined in Article 8.

          "Expenses" - as defined in Section 9.8(a).

          "Fee Agreement" - as defined in Section 2.10.

          "Financial Statements" - collectively, the more recent of (a) the unaudited pro forma balance sheet of the Borrower as at the date hereof, certified by a Vice President and Controller or Treasurer of the General Partner and (b) the most recent balance sheet and the related statements of assets and partners' equity, changes in partners' equity and statements of cash flows of the Borrower delivered by the Borrower to the Agent pursuant to
Section 5.1(a) or 5.2(a).

          "Firm Term Lease Payments" - all payments of basic rent payable by an End User under an Eligible Lease.

          "General Partner" - AAL, Inc., a Massachusetts corporation, and its successors and assigns, which is the sole general partner of the Borrower.

          "Governmental Body" - any federal, state or local governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, any environmental protection authority or body) or any quasi-governmental body exercising any regulatory authority thereunder.

          "Guaranty" - each guaranty entered into by a Class A Limited Partner in the form of Exhibit H hereto.
               ---------

          "Indebtedness" - as to any Person, all (i) liabilities or obligations, which in accordance with GAAP would be included in determining total indebtedness as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, Capital Lease Obligations; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, agreement to purchase or advance or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers' acceptances credited for such Person; and (iv) liabilities or obligations secured by liens on any assets of such Person, whether or not such indebtedness shall have been assumed by it.

          "Interest Period" - with respect to any Borrowing consisting of LIBOR Advances, each period commencing on the date such Borrowing is made, or the last day of the next preceding Interest Period with respect to such Borrowing, and ending on the numerically corresponding day in the first, second, third or sixth month thereafter. Notwithstanding the foregoing, (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); (ii) no more than ten (10) Interest Periods for Borrowings consisting of LIBOR Advances shall be in effect at the same time; (iii) no Interest Period shall have a duration of less than one (1) month; and (iv) no Interest Period may end later than the Maturity Date of the related Borrowing. In the event that the Borrower fails to select the duration of any

Interest Period for any Borrowing consisting of LIBOR Advances within the time period and otherwise as provided in Section 2.2 in a Notice of Borrowing or Notice of Continuation, as the case may be, the Interest Period with respect to such Borrowing or Continuation, as the case may be, will be of a duration equal to the duration of the Interest Period then ending.

          "Latest Balance Sheet" - as defined in Section 3.8 hereof.

          "Lease" - any lease or sublease agreement (including any and all schedules, supplements and amendments thereon and modifications thereof) entered into by a Public Partnership or a trust in which a Public Partnership holds beneficial ownership rights, in each case as lessor or sublessor with respect to any of its respective Assets.

          "LIBOR" - for any Interest Period, the rate per annum (rounded upwards, if necessary to the nearest 1/16 of 1%) quoted by the Agent at approximately 10:00 A.M. New York time (or as soon thereafter as practicable) three Business Days prior to the first day of such Interest Period for the offering by the Agent to prime lending banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the aggregate principal amount of the Advances made or to be made by the Banks to which such Interest Period relates.

          "LIBOR Advance" - an Advance, the interest on which is determined on the basis of LIBOR.

          "Lien" - any mortgage, pledge, hypothecation, assignment, encumbrance, charge, security interest or any other lien upon, or conditional sale or other title retention agreement with respect to, any of the Assets of any Person, whether now owned or hereafter acquired.

          "Loan Documents" - this Agreement, the Notes, the Pledge and Security Agreements, the Fee Agreement, the Guaranties and all other documents executed and delivered in connection herewith or therewith.

          "Majority Banks" - those Banks whose pro rata share of the aggregate
                                               --- ----
Advances Outstanding (or, if no Advances are Outstanding, those whose pro rata
                                                                      --- ----
share of the Total Commitment) constitutes 66-2/3% or more of the aggregate Advances Outstanding (or the Total Commitment, as the case may be).

          "Manager" - AFG or an Affiliate of AFG, in each case in its capacity as the manager of the applicable Public Partnership.

          "Maturity Date" - with respect to each Borrowing, the fourth anniversary of such Borrowing.

          "Maximum Program Amount" - $25,962,395.

          "NatWest" - Natwest Bank N.A.

          "Notes" - as defined in Section 2.4(a).

          "Notice of Borrowing" - each irrevocable notice, in the form of

Exhibit B-1 hereto, given to the Agent by the Borrower pursuant to Section 2.2.
-----------

          "Notice of Continuation" - each irrevocable notice, in the form of

Exhibit B-2 hereto, given to the Agent by the Borrower pursuant to Section 2.2.
-----------

          "Obligations" - as defined in Section 2.13.

          "Offering Expenses" - with respect to each Acquisition, all third-party offering and organizational expenses incurred by or on behalf of the Borrower in connection with such Acquisition, including without limitation legal, accounting, printing or mailing expenses, financial institution fees and expenses, information agent and depositary costs and fees, and any and all other third-party out-of-pocket costs, expenses and fees incurred by or on behalf of the Borrower of a similar nature.

          "Operating Expenses" - all accounting, legal and other third-party expenses (other than management, consulting or other similar expenses of an Affiliate of the Borrower) for or on behalf of the Borrower and all premiums relating to life insurance purchased in connection with any buy-sell agreement entered into by one or more Class A Limited Partners, Partner Stockholders, the General Partner or the Borrower in their capacities as such, whereby one or more Class A Limited Partners, Partner Stockholders, the General Partner or the Borrower in their capacities as such, agree to purchase the respective interests of any Class A Limited Partner or Partner Stockholder in the event of the death of any Class A Limited Partner or Partner Stockholder.

          "Original Financial Statements" - the financial statements referred to in part (a) of the definition of Financial Statements.

          "Outstanding" - all Advances advanced by the Banks pursuant hereto and not repaid by the Borrower.

          "Participant" - as defined in Section 10.2.

          "Participation" - as defined in Section 10.2.

          "Partner Stockholder" - each of Gary D. Engle and James A. Coyne, as the sole shareholders of the General Partner.

          "Payment Date" - with respect to each Borrowing, February 1, May 1, August 1 and November 1 of each year and the Maturity Date of such Borrowing.

          "Permitted Investments" -

          (a)  obligations issued or guaranteed by the United States of America;

          (b) certificates of deposit, bankers acceptance and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than $100,000,000;

          (c) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Ratings Group or by another nationally recognized credit rating firm;

          (d) repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount not less than $100,000,000 relating to United States of America government obligations; and

          (e) shares of "money market funds", each having net assets of not less than $100,000,000;

in each case maturing or being due or payable or subject to withdrawal in full not more than 180 days after the Borrower's acquisition thereof and otherwise subject to the provisions of Section 2.23(a);

          "Permitted Liens" - (a) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established as required in accordance with GAAP, and with respect to which the Borrower shall have otherwise satisfied the requirements of Section 6.5 and (b) any restrictions on transferability imposed on any Units of any Public Partnership pursuant to the applicable Public Partnership Documents as in effect on the date hereof.

          "Person" - an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

          "Pledge and Security Agreement - Borrower" - the pledge and security agreement dated the date hereof and entered into by the Borrower and the Collateral Agent in the form of Exhibit D hereto.
                                ---------

          "Pledge and Security Agreement - GP" - the pledge and security agreement dated the date hereof and entered into by the General Partner and the Collateral Agent in the form of Exhibit E hereto.
                                ---------

          "Pledge and Security Agreement - GP Stockholder" - each agreement dated the date hereof and entered into by each of the Partner Stockholders and the Collateral Agent in the form of Exhibit F hereto.
                                    ---------

          "Pledge and Security Agreement - LP" - each agreement entered into by each Class A Limited Partner and the Collateral Agent in the form of Exhibit G
                                                                     ---------
hereto.

          "Pledge and Security Agreements" - the Pledge and Security Agreement - Borrower, Pledge and Security Agreement - GP, each Pledge and Security Agreement
- GP Stockholder and each Pledge and Security Agreement - LP.

          "Post-Default Rate" - in respect of any amounts not paid when due (whether at stated maturity, by acceleration or otherwise), a rate of interest per annum during the period commencing on the due date thereof until such amounts are paid in full or waived equal to, in respect of the principal amount of LIBOR Advances, the greater of (i) 2% in excess of the Applicable Rate in effect thereon at the time of such default and (ii) 2% in excess of the Prime Rate as in effect from time to time; and in respect of the other amounts payable by the Borrower hereunder and in respect of the Obligations (including interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% in excess of the Prime Rate as in effect from time to time.

          "Prime Rate" - the rate of interest established by the Agent from time to time as its prime rate at the Principal Office. Each change in the interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the opening of business on the date of such change in the Prime Rate. The Prime Rate is established from time to time by the Agent as an index or base rate and at any time may or may not be the best or lowest rate charged by the Agent, in its capacity as a Bank, on any Advance.

          "Prime Rate Advance" - an Advance which bears interest based upon the Prime Rate.

          "Principal Office" - the principal office of the Agent, currently located at 175 Water Street, New York, New York 10038.

          "Projected Cash Flow" - at any time, with respect to any Acquisition, the sum, as described in each Borrowing Base Report delivered hereunder, of (i) the discounted present value of the Firm Term Lease Payments allocable for each Unit acquired in such Acquisition, plus (ii) all cash allocable to the Units
                                   ----
acquired by the Borrower in such Acquisition, including without limitation all cash on hand of the Borrower, whether held in the Collection Account or otherwise. The discount rate used in calculating the Projected Cash Flow shall be eight percent (8%) per annum from and including the date hereof to but excluding the six-month anniversary of the date hereof and thereafter shall be the greater of (x) eight percent (8%) per annum and (y) the Applicable Rate;

provided, however, that from and after the effective date of the interest rate
--------
swap or cap referred to in Section 6.10, the rate provided in this clause (y) shall be equal to the rate at or above which the swap counterparty or cap seller is obligated to make payments thereunder, if such rate is less than the Applicable Rate.

          "Public Partnership" - an investment fund, whether now existing or hereafter created, in the form of a limited partnership (i) interests in which were or have been registered for public offering, (ii) the manager of which is the Manager, (iii) the sole general partner of which is an Affiliate of AFG and
(iv) Units of which have been, or are proposed to be, sold to the Borrower pursuant to a Tender Offer.

          "Public Partnership Documents" - the certificate of limited partnership and agreement of limited partnership of a Public Partnership.

          "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulation G" - Regulation G of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulation T" - Regulation T of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulation U" - Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulation X" - Regulation X of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulatory Change" - any change after the date of this Agreement in foreign or United States federal, state or local laws or regulations (including Regulation D and the laws or regulations which designate any assessment rate relating to certificates of deposit or otherwise (including the "Assessment Rate" if applicable to any Advance) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including the Banks, of or under any foreign or United States federal, state, or local laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Required Initial Borrowing Date" - (i) the date of termination by settlement, final, non-appealable judgment or dismissal of any and all litigation pending, threatened or commenced by any Person with respect to the Acquisition, any Public Partnership or this Agreement, or any transactions contemplated hereby or thereby (collectively, the "Litigation"), but in no event later than January 15, 1996 or (ii) in the event that no Litigation is pending, threatened or commenced as of October 15, 1995, October 15, 1995.

          "Reserve Adjusted LIBOR" - with respect to any LIBOR Advance, the rate (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by dividing LIBOR for such Advance by an amount equal to 1.00 minus the Reserve Requirement for the Interest Period applicable thereto.

          "Reserve Requirement" - for any Interest Period for any LIBOR Advance, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D in respect of "eurocurrency liabilities".

          "SEC" - the Securities and Exchange Commission and any successor thereto.

          "Tangible Net Worth" - the sum of capital surplus, earned surplus and partners' capital, less deferred charges and intangibles of the Borrower, all as determined in accordance with GAAP.

          "Taxes" - as defined in Section 2.22.

          "Tender Offer" - each offer by the Borrower to purchase Units.

          "Total Borrowing Base" - at any time, an amount equal to the aggregate Borrowing Bases relating to all Acquisitions at such time.

          "Total Commitment" - at any time, an amount equal to the aggregate amount of the Commitments of all of the Banks at such time. On the date hereof, the Total Commitment is $27,000,000.

          "Units" - outstanding limited partnership interests of Public Partnerships which have been tendered or are to be tendered to Borrower pursuant to a Tender Offer.

          "Upfront Fee" - as defined in the Fee Agreement.

          "Voting Securities" - with respect to any Person, any ownership interests in or shares of such Person of a class having general voting power under ordinary circumstances to elect a majority of the directors or other persons performing similar functions of such Person (irrespective of whether at the time ownership interests in or shares of any other class or classes shall or might have voting power by reason of the happening of any event or contingency).

          Section 1.2.  Interpretation.  All references in this Agreement to any
                        --------------
other agreement or instrument shall include such other agreement or instrument as the same may be amended, modified or supplemented from time to time in accordance with this Agreement. In the computation of interest and fees payable from a specified date to a later specified date, unless otherwise indicated, the word "from" means "from and including" and the words "to" and "until" both mean "to but not including." Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given thereto in accordance with GAAP.


                                   ARTICLE 2
                                   ---------

                     COMMITMENTS, ADVANCES AND COLLATERAL
                     ------------------------------------

          Section 2.1.   The Advances.  Subject to Article 4 and the other terms
                         ------------
and conditions of this Agreement, each Bank, severally but not jointly, hereby agrees to make Advances to the Borrower on any Business Day, through and including the Commitment Termination Date in an aggregate principal amount at any one time Outstanding up to but not exceeding such Bank's Commitment. Each Borrowing shall be made by the Banks on a pro rata basis, calculated for each Bank based on its Commitment Percentage of such Borrowing; provided, however,
                                                           --------  -------
that no Borrowing will be made hereunder if (a) after giving effect thereto, such Borrowing would exceed the Borrowing Base with respect to such Acquisition,
(b) after giving effect thereto and to all other Borrowings made contemporaneously therewith or prior thereto, the aggregate Outstanding principal amount of all Advances would exceed the lesser of (i) the Total Borrowing Base or (ii) the Total Commitment or (c) the aggregate Acquisition Cost of all Acquisitions financed by such Borrowing and any prior or contemporaneous Borrowings would exceed the Maximum Program Amount. No amounts with respect to any Borrowing which have been repaid or prepaid hereunder may be reborrowed. Each Advance made by or on behalf of a Bank shall reduce such Bank's Commitment by an amount equal to each such Advance. Each Borrowing shall, subject to the provisions of Sections 2.15 and 2.16, consist of LIBOR Advances. At no time shall the number of Borrowings outstanding at any time exceed ten
(10).

          Section 2.2.   Notice of Borrowing; Notice of Continuation.  The
                         -------------------------------------------
Borrower shall deliver to the Agent an irrevocable Notice of Borrowing or irrevocable Notice of Continuation, as the case may be, not later than 1:00 P.M. (New York time) on the date which is three (3) Business Days prior to the date of the proposed Borrowing or Continuation, as the case may be. Each such Notice of Borrowing or Notice of Continuation, as the case may be, shall specify (a) the Acquisition or Acquisitions to which such Borrowing or Continuation, as the case may be, relates, (b) in the case of Borrowings only, the amount of the Borrowing, which shall not exceed the Borrowing Base with respect to each such Acquisition, (c) in the case of Borrowings only, the Borrowing Date, which shall be no later than (i) the Required Initial Borrowing Date, in the case of the initial Borrowing hereunder, and (ii) the Commitment Termination Date, in the case of all Borrowings (including the initial Borrowing) hereunder,
(d) in the case of Borrowings only, an amortization schedule or schedules with respect to each Acquisition to which such Borrowing relates, which schedule or schedules shall be approved in writing by the Agent, (e) in the case of Continuations only, the date of such Continuation and (f) unless the provisions of Section 2.15 or Section 2.16 shall then apply, the duration of the Interest Period applicable thereto.

          Section 2.3.   Borrowing of Advances.
                         ---------------------

          (a) Subject to the satisfaction by the Banks and the Agent of the applicable conditions set forth in Article 4 hereof, and subject to Section 2.1, the Banks shall make the Advances requested by the Borrower on the applicable Borrowing Date.

          (b) On each Borrowing Date, each Bank shall make available the Advances to be made by it on such date by depositing the proceeds thereof, in immediately available funds, with the Agent at its Principal Office and the Agent shall, upon satisfaction of the conditions described in Article 4 with respect to such Advances, credit such funds to the Collection Account.

          Section 2.4.   Notes.
                         -----

          (a) The Advances made by each Bank shall be evidenced by a single promissory note made by the Borrower and payable to the order of each Bank (each, a "Note"), in substantially the form of Exhibit C hereto, in principal
          ----                                 ---------
amount equal to such Bank's Commitment and otherwise duly completed.

          (b) Each Bank is hereby authorized by the Borrower to enter on the schedule on the reverse side of its Note (or on any additional schedule annexed thereto) a notation of: (i) the date and principal amount of each Advance evidenced thereby and (ii) each payment and prepayment of principal thereon; and such notations shall be prima facie evidence as to such payments; provided,
                        ----- -----                               --------
however, that the failure of the Bank to make a notation on a Note as aforesaid
-------
shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Note.

          Section 2.5.   Payments of Principal and Interest.  The principal
                         ----------------------------------
amount of each Borrowing and accrued but unpaid interest thereon shall be due and payable, subject to earlier payment to the extent required or permitted by
Section 2.7 or Article 8, in sixteen (16) consecutive quarterly installments on each Payment Date commencing on the first Payment Date to occur after such Borrowing. Each installment shall be equal to one-sixteenth of the sum of the
(i) aggregate Projected Cash Flows of all Acquisitions funded by such Borrowing, as shown on the initial Borrowing Base

Reports with respect to such Acquisitions, or, if less, the principal amount of the Advances than Outstanding with respect to such Borrowing and (ii) interest on the amount described in clause (i) above determined at the Applicable Rate at the time of such Borrowing. Notwithstanding the foregoing, in the event that any principal or interest is due and payable with respect to any Borrowing after giving effect to all installment payments required hereby, such principal or interest, as the case may be, will be due and payable on the Maturity Date of such Borrowing.

          Section 2.6.   Interest.
                         --------

          (a) Interest shall accrue on the unpaid principal amount of each Advance, for the period commencing on the date of such Advance until such Advance shall be paid in full, at a rate equal to the Applicable Rate for each Interest Period relating thereto. Accrued but unpaid interest on each Advance shall be payable as provided in Section 2.5; provided, however, that if interest
                                             --------  -------
is payable at the Post-Default Rate pursuant to the terms hereof, then such interest shall be payable from time to time on demand of the Agent.

          (b) Notwithstanding the provisions of Section 2.5 and clause (a) of this Section 2.6, the Borrower shall pay interest at the applicable Post-Default Rate on any Advance or any installment of principal thereof, and on any other amount payable by the Borrower hereunder (including interest to the extent permitted by law) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to and including the date on which the same is paid in full or waived at the applicable Post-Default Rate.

          (c) Anything in this Agreement or the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Agent for the account of any Bank to the extent that the Bank's receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Agent for account of such Bank, if at all, on the earliest Payment Date on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest which may be charged or collected by such Bank.

          Section 2.7.   Borrowing Base; Prepayments.
                         ---------------------------

          (a) The Borrower agrees that at no time shall the aggregate principal amount of the Outstanding Advances with respect to any Acquisition exceed the amount of the Borrowing Base for such Acquisition. In the event that the principal amount of all Outstanding Advances with respect to any Acquisition exceeds the

Borrowing Base for such Acquisition, the Borrower shall immediately prepay such Advances in an amount sufficient to reduce the sum of the aggregate Outstanding principal amount of such Advances to an amount not greater than the Borrowing Base for such Acquisition.

          (b) In addition, in the event the Borrower receives Distributable Cash during any calendar quarter, the Borrower shall prepay any Outstanding Advances on the next succeeding Payment Date (or, if such Distributable Cash is received on a Payment Date, on such Payment Date) in an amount equal to such Distributable Cash. Such Distributable Cash shall be applied to Outstanding Advances pro rata in reduction of the unpaid principal installments of such
         --- ----
Advances.

          (c) The Borrower shall have the right to prepay the Advances from time to time without premium or penalty, in whole or in part, on the last day of the Interest Period with respect thereto, provided that: (i) the Borrower shall
                                          --------
give the Agent notice of each such prepayment and (ii) partial prepayments shall be made in a minimum principal amount of $250,000 and in integral multiples of $25,000 in excess thereof. Prepayments of all Advances shall be accompanied by all interest then accrued and unpaid on such Advance. Such prepayment shall be applied first to pay accrued and unpaid interest on such Advances and then in reduction of the unpaid principal installments of the Advances in the inverse order of their maturity.

          Section 2.8.   Use of Proceeds of Advances.  The proceeds of each
                         ---------------------------
Advance shall be used by the Borrower solely to fund Acquisitions and to pay Approved Offering Expenses and the Upfront Fees.

          Section 2.9.   Payments.  All payments of principal, interest, fees
                         --------
and other amounts payable by the Borrower hereunder, whether by wire transfer, debit of funds available in the Collection Account or otherwise, shall be made in Dollars, in immediately available funds, to the Agent for the account of the Banks, pro rata, at the Principal Office of the Agent no later than 1:00 p.m., New York City time, on the dates on which such payments shall become due.
Except as provided in clause (i) to the definition of "Interest Period" set forth in Section 1.1 hereof, payments which are due on a day which is not a Business Day shall be payable on the first Business Day thereafter and interest shall continue to accrue, or shall be payable for any principal so extended, in each case for the period of such extension. Any such payment made on such date but after such time shall, if the amount being paid bears interest, be deemed to have been made on, and interest shall accrue and continue to be payable thereon until, the next succeeding Business Day. Except as otherwise specifically provided herein, all payments received by the Agent for the account of the Banks hereunder shall be credited to the Collection Account and be applied first, to pay all fees and amounts then due and payable, other than principal and interest, next, to pay accrued and unpaid interest then due and payable on the Advances being repaid and, last, to repay the Outstanding principal amount of such Advances then due and payable. The Agent shall, on the last day of the Interest Period applicable thereto, with respect to a payment of principal of or interest on any LIBOR Advances, and otherwise on the date of receipt thereof, remit in immediately available funds to each Bank its pro rata share of all such payments
                                             --- ----
received by the Agent hereunder for the account of such Bank. Unless otherwise notified by the Agent, wire transfers of payments to the Agent shall be made to:

               NatWest Bank N.A.
               175 Water Street
               New York, New York 10038
               Attention:  Loan Operations Department
               Reference:  Dept. 173 - Atlantic
               ABA# 021-000-322


          Section 2.10.  Fees.  Whether or not any Advances are made, the
                         ----
Borrower shall pay to the Agent (a) for its own account, an arrangement fee and an Agency Administration Fee in the amounts and to the extent set forth in that certain fee agreement dated as of the date hereof between the Agent and the Borrower (the "Fee Agreement"); and (b) for the account of NatWest, as the
               -------------
initial Bank hereunder, Upfront Fees as set forth in the Fee Agreement.

          Section 2.11.  Computations.  Interest on all Advances and any other
                         ------------
amounts payable hereunder or under the Notes or in connection herewith or therewith shall be computed on the basis of a 360-day year and actual days elapsed.

          Section 2.12.  Minimum Amounts of Borrowings.  Each Borrowing hereof
                         -----------------------------
shall be in an amount at least equal to $500,000 and an integral multiple of $10,000 in excess thereof.

          Section 2.13.  Collateral.  In order to secure the due payment and
                         ----------
performance by the Borrower of all of the Indebtedness, liabilities and obligations of the Borrower to the Agent, the Collateral Agent and the Banks, whether now existing or hereafter arising under any Loan Document (all such Indebtedness, liabilities and obligations are hereinafter referred to, collectively, as the "Obligations"), the Borrower shall:
                      -----------

          (a) grant to the Collateral Agent, for the ratable benefit of the Banks, a duly perfected first priority Lien on and security interest in all of the Assets of the Borrower (including without limitation the Units and the Collection Account) by the execution and delivery to the Agent, concurrently herewith, of the Pledge and Security Agreement--Borrower;

          (b) (i) execute and deliver to the Collateral Agent, for the ratable benefit of the Banks, all UCC financing statements with respect to any Collateral under the Pledge and Security Agreement--Borrower required to grant to the Collateral Agent a duly perfected first priority Lien on the Collateral described therein, subject to no other Liens other than Liens permitted hereunder or under the Pledge and Security Agreement--Borrower, and (ii) take all other action and deliver all agreements, instruments and documents necessary or required under such Pledge and Security Agreement--Borrower to effect the purposes thereof;

          (c) cause each Class A Limited Partner and the General Partner to (i) execute and deliver to the Collateral Agent, for the ratable benefit of the Banks, a Pledge and Security Agreement--LP or a Pledge and Security Agreement-- GP, as the case may be, and all UCC financing statements with respect to any Collateral under such Pledge and Security Agreements required to grant the Collateral Agent a duly perfected first priority Lien on the Collateral described therein, subject to no other Liens other than Liens permitted hereunder or under such Pledge and Security Agreement and (ii) take all other action and deliver all agreements, instruments and documents necessary or required thereunder or required by the Collateral Agent to effect the purposes thereof;

          (d) cause each Partner Stockholder to (i) execute and deliver to the Collateral Agent, for the ratable benefit of the Banks, a Pledge and Security Agreement--Partner Stockholder and all UCC financing statements with respect to any Collateral under such Pledge and Security Agreements required to grant the Collateral Agent a duly perfected first priority Lien on the Collateral described therein subject to no other Liens other than Liens permitted hereunder or under such Pledge and Security Agreement and (ii) take all action and deliver all agreements, instruments and documents necessary or required thereunder or required by the Collateral Agent to effect the purposes thereof.

          Section 2.14.  Change in Law; Compensation Payments.
                         ------------------------------------

          (a) In the event that any existing or future law, or regulation, guideline or interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority or any Regulatory Change (including for the purposes of this Section 2.14, any law, rule, regulation or guideline adopted at any time, whether or not such law, rule, regulation or guidelines was in effect on or prior to the date hereof, pursuant to or arising out of the July 1988 Report of the Basle Committee on Bank Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standard") shall
(i) change the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any loans or advances (including, without limitation, the Advances) (other than taxes imposed on the overall net income of such Bank for any such advances by the United States or any jurisdiction in which such Bank has an office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions or credit or other assets of, or any deposits with or other liabilities of, such Bank; or (iii) impose any other conditions affecting this Agreement or the Notes in respect of Advances (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or
(iii) above shall be to increase such Bank's costs of making or maintaining any Advances or its Commitment, or to reduce any amount receivable by such Bank hereunder in respect of any Advances or its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional
                                                                     ----------
Costs"), then, within ten (10) days of a demand made by such Bank the Borrower
-----
shall pay to such Bank from time to time as specified by such Bank, additional commitment fees or other amounts which shall be sufficient to compensate such Bank for such Additional Cost, together with interest on each such amount which is not paid when demanded by such Bank, payable at the Post-Default Rate.

          (b) Determinations by any Bank for purposes of this Section 2.14 of its costs of making or maintaining the Advances or on amounts receivable by it in respect of the Advances, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be presumptively correct, absent manifest error.

          Section 2.15.  Limitation on Types of Advances.  Anything herein
                         -------------------------------
contained to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Advances for any Interest Period therefor:

          (a) the Agent determines (which determination shall be conclusive) that, by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in such markets in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Advances under this Agreement; or

          (b) the Agent determines (which determination shall be conclusive) that by reason of any event affecting money or financial markets in the United States of America or the London interbank market, rates of interest or the cost of making or maintaining loans, the rate of interest referred to in the definition of "LIBOR" in Section 1.1 hereof upon the basis of which the rate of interest of any LIBOR Advances for such period is determined does not accurately reflect the cost to the Banks of making or maintaining such Advances for such period, then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make LIBOR Advances and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the Outstanding LIBOR Advances, either prepay such LIBOR Advances in accordance with Section 2.6(c) or convert such LIBOR Advances into Prime Rate Advances in accordance with Section 2.17.

          Section 2.16.  Illegality.  Notwithstanding any other provision in
                         ----------
this Agreement, in the event that it becomes unlawful for any Bank to (i) honor its obligations to make LIBOR Advances hereunder or (ii) maintain LIBOR Advances hereunder, then the Agent shall promptly notify the Borrower thereof, and the Banks' obligation to make LIBOR Advances hereunder shall, upon written notice given by the Agent to the Borrower, be suspended until such time as all of the Banks may again make and maintain LIBOR Advances and the Banks' Outstanding LIBOR Advances shall be automatically converted into Prime Rate Advances in accordance with Section 2.17 hereof.

          Section 2.17.  Certain Conversions Pursuant to Section 2.15 and 2.16.
                         -----------------------------------------------------
If the LIBOR Advances are to be converted pursuant to Section 2.15 or 2.16, such LIBOR Advances shall be converted into Prime Rate Advances on the last day(s) of the then current Interest Period(s) for such LIBOR Advances (or on such earlier date as the Agent may specify to the Borrower) and, until the Agent gives notice as provided below that the circumstances specified in Section 2.15 or 2.16 hereof which gave rise to such conversion no longer exist):

          (a) to the extent that such LIBOR Advances have been so converted, all payments and prepayments of principal which would otherwise be applied to such LIBOR Advances shall be applied instead to Prime Rate Advances; and

          (b) all Advances which would otherwise be made or continued as LIBOR Advances shall be made instead as Prime Rate Advances.

          Section 2.18.  Indemnification.  The Borrower shall pay to any Bank,
                         ---------------
upon the written request of such Bank, such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:

          (a) any payment or prepayment or conversion of a LIBOR Advance held by such Bank on a date other than the last day of an Interest Period for such LIBOR Advance; or

          (b) any failure by the Borrower to borrow a LIBOR Advance on the Borrowing Date specified in the relevant Notice of Borrowing under Section 2.2;

such compensation to include, without limitation, an amount equal to (i) any loss or expense suffered by such Bank during the period from the date of receipt of such early payment or prepayment or the date of such conversion to the last day of such Interest Period if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such payment, prepayment or conversion or failure to borrow or convert is less than the rate of interest applicable to such Advance for such Interest Period or (ii) any loss or expense suffered by such Bank in liquidating deposits prior to maturity which correspond to such payment, prepayment, conversion, failure to borrow or failure to convert. The determination by such Bank of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Bank's calculation thereof in reasonable detail, shall be presumptively correct, absent manifest error.

          Section 2.19.  Proportionate Treatment.
                         -----------------------

          (a) Each Borrowing hereunder shall be made from the Banks and each payment of fees under Section 2.10(b) hereof shall be made for the account of the Banks, in proportion to their respective Commitment Percentage.

          (b) Each payment and prepayment by the Borrower of principal of or interest on the Advances shall be made to the Agent for account of the Banks in proportion to the respective unpaid principal amounts thereof.

          Section 2.20.  Proportionate Sharing.  If any Bank shall obtain
                         ---------------------
payment of any principal of or interest on any Advances by any means (including through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through the exercise of any right under any Loan Document), and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Bank than its proportionate share thereof, it shall promptly purchase a participation from such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) in proportion to the principal and/or interest on the Advances held by each of the Banks. To such end, all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Advances made by other Banks (or in interest due thereon, as the case may be) may exercise any and all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances in the amount of such participation. Nothing in this Agreement shall require any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 2.20 applies, such Bank shall, to the extent practicable exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
Section 2.20 to share in the benefits of any recovery on such secured claim.

          Section 2.21.  Agent's Obligation to Expend Funds; Non-Receipt of
                         --------------------------------------------------
Funds by Agent; Defaulting Banks.
--------------------------------

          (a) The Agent shall not be required to expend any of its own money to make up the full amount of any Borrowing requested by the Borrower hereunder, or otherwise to incur any expense as a consequence of the failure of any Bank to make available to the Agent any amount which the Banks have become obliged to make hereunder. Should such a failure occur and the Agent shall nevertheless have advanced money of its own or incurred expense in order to make up the full amount of any such Borrowing, it shall be deemed to have done so at the request of any Bank which is in default, unless such Bank shall have previously notified the Agent that it should not make such an advance or incur such an expense to make good such failure, and in the absence of such prior notice, such Bank shall be obligated to pay to the Agent on demand the amount expended by the Agent out of its own funds plus any costs incurred by the Agent to carry such funds while such Bank is in default to the Agent hereunder, all of which shall constitute a loan by the Agent to such Bank which shall bear interest from the date of the advance by the Agent until such amount is repaid by such defaulting Bank at the "Federal Funds" rate. During the continuance of any such default as between the Agent and such Bank, and notwithstanding anything elsewhere herein to the contrary expressed or implied, the principal amount of Advances made by such Bank in default shall be deemed to be reduced, so long as the default continues, by the amount not remitted by it to the Agent as described in the preceding sentence and such principal amount and interest thereon shall be deemed assigned to and collectible by the Agent for its own account for application against the amount of its claim under the preceding sentence. Notwithstanding the foregoing, in the event the Agent shall have made an Advance on behalf of a Bank without prior notice not to do so, the Borrower shall, on demand from the Agent, repay to the Agent the amount so made available with interest thereon, in respect of each day during the period commencing on and including the date such Advance was so made by the Agent until the date the Agent recovers such amount at a rate per annum equal to the applicable interest rate under this agreement for such Advance;

          (b) Notwithstanding anything contained herein to the contrary, so long as any Bank shall be in default in its obligation to fund its Commitment Percentage of any Borrowing, then for purposes of voting or consenting to any matter with respect to the Loan Documents, such Bank shall be deemed not to be a "Bank" hereunder and such Bank's Commitment shall be deemed to be zero (0), unless and until such failure to fulfill its obligation to fund is cured and such Bank shall have paid to the applicable party, if any, interest on the amount of funds that such Bank failed to timely fund. No Commitment of any Bank shall be increased or otherwise affected by any such failure by any Bank.

          Section 2.22.  Taxes.  All payments by the Borrower under this
                         -----
Agreement shall be made free and clear of and without
deduction or withholding for any present or future license, registration or other fees, taxes or other amounts for or on account of levies, imposts, duties, deductions, withholdings or other charges of whatsoever nature, imposed, levied, collected, withheld or assessed by any governmental or taxing authority, excluding income and franchise taxes imposed on the Agent or any Bank by the jurisdiction under which the Agent or any Bank is organized or operating in connection with this Agreement or any political subdivision thereof (collectively, "Taxes"). If the Borrower shall be required to withhold or
                -----
deduct Taxes from any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that the amount received is equal to the sum which would have been received had no withholdings or deductions been made, (ii) the Borrower shall make such necessary withholdings and deductions, and (iii) the Borrower shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that the Agent or any Bank shall not be required to make any deduction or payment of Taxes.

          Section 2.23.  Collection Account.
                         ------------------

          (a) Until such time as the Obligations shall have been satisfied in full, the Borrower shall maintain with the Collateral Agent a special purpose account (the "Collection Account") into which there shall be deposited all
              ------------------
amounts paid to the Borrower, whether hereunder or otherwise, or allocated to the Borrower pursuant to the terms of any Public Partnership Document. For this purpose, the Borrower shall direct the general partner of each Public Partnership or the Manager of such Public Partnership to pay all amounts payable to the Borrower as holder of the Units of such Public Partnership to the Collection Account. The Borrower shall also deposit in the Collection Account all other amounts paid to it from any source whatsoever, including, without limitation, all amounts paid to it in connection with any sale or other disposition of any of its Assets or in connection with any contribution to capital. The Agent shall direct the Collateral Agent to invest funds on deposit in the Collection Account in Permitted Investments in accordance with the request of the Borrower; provided that in instructing the Agent to direct the
                         --------
Collateral Agent to make Permitted Investments, the Borrower shall select the maturities of its investments such that no investment shall cause the funds available for application in accordance with clause (b) below to be insufficient to pay any amounts payable hereunder or under any Loan Document to which the Borrower is a party as and when such amounts become due and payable; and

provided further that the Agent will direct the Collateral Agent to make such
-------- -------
Permitted Investments only if the investment certificates, instruments and other documents evidencing the Permitted Investments are held by the Collateral Agent for the Benefit of the Agent and the Banks.

          (b) The Borrower agrees that the Collection Account shall at all times be under the sole dominion and control of the Collateral Agent. The Agent and the Banks agree that the Agent will direct the Collateral Agent to release funds from the

Collection Account as and when requested by the Borrower for the purposes stated below, provided that the Borrower shall have no right to obtain the release of funds if an Event of Default or Default shall have occurred and be continuing. Such purposes shall be limited to the following: (i) the payment of Operating Expenses, (ii) the payment of Agency Administration Fees and Upfront Fees, (iii) the making of Permitted Investments, (iv) the payment of such other third-party expenses and obligations of the Borrower incurred in the ordinary course of its business as the Majority Banks may approve and (v) the payment of all amounts which become due and payable hereunder or under the other Loan Documents (other than principal, interest or fees), in each case as billed to the Borrower by an invoice. In addition, the Agent shall have the right to direct the Collateral Agent to deduct amounts from the Collection Account (i) at any time for the payment, or mandatory prepayment, of principal of, and interest on, the Advances, and the payment of any fees owing under this Agreement or the other Loan Documents, in each case when such principal, interest or fees become due and payable hereunder or thereunder and (ii) at any time after the occurrence and during the continuation of an Event of Default, for the payment of all other amounts which become due and payable hereunder or under the other Loan Documents, whether or not billed by an invoice.


                                   ARTICLE 3
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Representations and Warranties.  In order to induce the Agent and the
          ------------------------------
Banks to enter into this Agreement and to make the Advances contemplated hereunder, the Borrower hereby represents and warrants to the Agent and each Bank that:

          Section 3.1.   Organization and Qualification.
                         ------------------------------

          (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power under the partnership laws of The Commonwealth of Massachusetts to own its Assets and to transact the business in which it is presently engaged. There are no jurisdictions other than as set forth on

Schedule 3.1 in which the character of the Assets owned by the Borrower or any
------------
Public Partnership or in which the transaction of the Borrower's business makes such qualification necessary and where the failure to do so would have a materially adverse effect on the business of the Borrower.

          (b) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power under the laws of The Commonwealth of Massachusetts to own its Assets and to transact the business in which it is presently engaged. There are no jurisdictions other than as set forth on
Schedule 3.1 in which the
------------
character of the Assets owned by the General Partner or in which the transaction of its business makes such qualification necessary and where the failure to do so would have a materially adverse effect on the business of the Borrower or the General Partner.

          Section 3.2.   Power; Authority; Consents.  The Borrower has the power
                         --------------------------
under the laws of The Commonwealth of Massachusetts to execute, deliver and perform this Agreement and the other Loan Documents and to borrow hereunder and each of the Borrower and the General Partner has taken all necessary action to authorize (i) the Borrowings hereunder on the terms and conditions of this Agreement and (ii) the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the General Partner is a party and all other agreements, instruments and documents provided for herein or therein. No consent or approval of any Person (including, without limitation), no consent or approval of any landlord or mortgagee, no waiver of any lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any Governmental Body is or will be required in connection with the execution, delivery, performance, validity or enforcement or priority of this Agreement and the other Loan Documents and any other agreements, instruments or documents to be executed or delivered pursuant hereto or thereto, other than consents, licenses and approvals which have already been obtained (copies of which have been delivered to the Agent).

          Section 3.3.   No Violation of Law or Agreements.  The execution and
                         ---------------------------------
delivery of this Agreement and the other Loan Documents and any other agreements, instruments or documents to be executed and delivered hereunder, and performance hereunder and thereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any Governmental Body or the agreement of limited partnership or certificate of limited partnership of the Borrower or the charter or by-laws of the General Partner, or create (with or without the giving of notice or lapse of time, or both) a default under any agreement, bond, note or indenture to which the Borrower or the General Partner is a party or by which it is bound or any of its respective Assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the Assets owned by or used in connection with the business of the Borrower or the General Partner, except for the Liens created and granted to the Collateral Agent pursuant to the terms hereof or of any other Loan Document.

          Section 3.4.   Due Execution, Validity, Enforceability.  This
                         ---------------------------------------
Agreement, the other Loan Documents to which the Borrower is a party and any other related documents have been duly executed and delivered and each of such documents constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 3.5.   Assets; Liens.  The Borrower has no Assets other than
                         -------------
the Units purchased and held by it pursuant to an Acquisition and cash on hand in the Collection Account. All of the Assets of the Borrower are owned by it free and clear of any Lien of any nature whatsoever, except as permitted in the Loan Documents to which it is a party and except for Permitted Liens.

          Section 3.6.   Judgments, Actions, Proceedings.  Except as disclosed
                         -------------------------------
in Schedule 3.6 hereto, there are no outstanding judgments, actions or
   ------------
proceedings pending before any Governmental Body with respect to or, to the Borrower's knowledge, threatened against or affecting the Borrower or any Public Partnership, nor are there any such actions or proceedings in which the Borrower or any Public Partnership is a plaintiff or complainant. Without limiting the foregoing, neither the Borrower nor, to the best of Borrower's knowledge, any Public Partnership has received or given within the last three years any written communication from or to any Governmental Body or other Person, concerning any pending or threatened investigation, claim, environmental proceeding, cleanup order, citizen suit or other action instituted by any private party or Governmental Body in connection with any environmental law or the presence or possible presence of any hazardous substances.

          Section 3.7.   No Defaults.  Neither the Borrower nor any Public
                         -----------
Partnership is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or by which any of the Assets owned by it or used in the conduct of its business is affected which default would have a material adverse effect on the business, Assets or financial condition of the Borrower or any Public Partnership or the ability of the Borrower or any other Person to perform its obligations under any Loan Document to which it is a party. The operations of the Borrower and each Public Partnership comply in all material respects with all laws, rules, ordinances and regulations applicable to it, including all environmental laws.

          Section 3.8.   Financial Statements.  Each of the Financial
                         --------------------
Statements:

          (a) is correct and complete and presents fairly the financial position of the Borrower and the results of its operations and changes in cash flow, as at the date and for the period referred to therein; and

          (b) has been prepared in accordance with GAAP as of the date of the Financial Statements applied on a basis consistent with that of prior periods except as stated therein.

There has been no material adverse change in the condition or operations, financial or otherwise, of the Borrower since the date of its most recently dated balance sheet (the "Latest Balance Sheet") constituting part of the
                          --------------------
Original Financial Statements.

          Section 3.9.   Tax Returns.  The Borrower has filed on a timely basis
                         -----------
(i) all state and local tax returns required to be filed by the Borrower except where the failure to file such returns on a timely basis would not have a material and adverse effect on the business or property of the Borrower and (ii) has filed all federal tax returns required to be filed by it; the Borrower has paid all taxes shown by such returns to be due and payable on or before the due dates thereof and there are no waivers or agreements by the Borrower for the extension of time for the assessment of any tax. Except to the extent that they are being contested in good faith by appropriate proceedings for which a bond, or other security satisfactory to the Agent, has been posted and for which adequate reserves have been set aside on the books of the Borrower in accordance with GAAP, (a) there are no material federal, state or local tax liabilities of the Borrower due to become due for any tax year ended on or prior to the date of its Latest Balance Sheet, whether incurred in respect of or measured by the income of such entity prior to such date, which are not properly reflected in the Financial Statements, and (b) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower or any Public Partnership for past federal, state or local taxes.

          Section 3.10.  Indebtedness; Other Agreements.  Prior to the date
                         ------------------------------
hereof, the Borrower has not (a) created, assumed or incurred any Indebtedness or (b) entered into any agreement other than the Loan Documents to which it is a party, the Acquisition Documents with respect to any Units owned beneficially or of record by the Borrower and the commitment letter with SunAmerica Life Insurance Company dated August 4, 1995 (which commitment letter has been terminated prior to the date hereof), copies of which have been furnished to the Agent.

          Section 3.11.  Use of Proceeds.  The Borrower's uses of the proceeds
                         ---------------
of any Advances made by the Banks to the Borrower pursuant to this Agreement are, and will continue to be, legal and proper uses and such uses are and will be consistent with all applicable laws, statutes and regulations, including, without limitation, Federal and state securities laws and Regulation G, Regulation T, Regulation U and Regulation X.

          Section 3.12.  Name Changes.  The Borrower has not, within the six-
                         ------------
year period immediately preceding the date of this Agreement, changed its name, existed in any form other than its existing form, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any person.

          Section 3.13.  Full Disclosure.  Neither any Financial Statement, nor
                         ---------------
any certificate, opinion, or any other statement made or furnished to the Agent or the Banks by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. There is no fact known to the Borrower which has, or in the now foreseeable future is reasonably likely to have, a material adverse effect on the business, prospects or condition, financial or otherwise, of the Borrower or any Public Partnership or any of their respective properties or assets or on the ability of the Borrower or any other Person to perform its obligations under any Loan Document to which it is a party, which fact has not been set forth herein or in the Financial Statements or any certificate, opinion, or other statement so made or furnished to the Agent.

          Section 3.14.  Capitalization; Control.  The General Partner is the
                         -----------------------
sole general partner of the Borrower and the Class A Limited Partners, Class B Limited Partners and the initial Class C Limited Partner described in the agreement of limited partnership of the Borrower in effect on the date hereof are the sole limited partners of the Borrower; each owns a partnership interest in the Borrower as set forth on Schedule 3.14 hereto, free and clear of any
                                -------------
Lien, except, with respect to each Class A Limited Partners, for Liens created pursuant to the Loan Documents to which such Class A Limited Partners are a party. There are not outstanding any warrants, options, contracts or commitments of any kind entitling any person to purchase or otherwise acquire any interest in the Borrower nor are there outstanding any securities which are convertible into or exchangeable for any interest in the Borrower. Gary D. Engle has Control over the General Partner. One or more Class A Limited Partners has Control over the initial Class C Limited Partner.

          Section 3.15.  ERISA.  No Assets of the Borrower are "Plan Assets"
                         -----
within the meaning of ERISA.

          Section 3.16.  Location.  On the date hereof, the Borrower is
                         --------
"located" (as that term is defined in (S) 9-103(3)(d) of the Uniform Commercial
Code) at its address specified in Section 11.8.

          Section 3.17.  Permits, etc.  The Borrower possesses all permits,
                         -------------
licenses, consents and approvals of any Governmental Body necessary to conduct its business.

          Section 3.18.  Regulated Company.  The Borrower is not (i) an
                         -----------------
"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of

1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

          Section 3.19.  Maximum Program Amount.  The Maximum Program Amount
                         ----------------------
does not exceed ninety percent (90%) of the aggregate Projected Cash Flows with respect to all Units held by the Borrower.

          Section 3.20.  Information Concerning Public Partnerships.  To the
                         ------------------------------------------
best of the Borrower's knowledge, all financial statements and other information concerning the Public Partnerships, including without limitation information concerning lessee concentrations, provided to the Agent or any Bank by or on behalf of the Borrower:

          (a) is correct and complete and, with respect to financial information, presents fairly the financial position of each such Public Partnership and the results of its operations and changes in cash flow, as at the date and for the period referred to therein; and

          (b) with respect to financial information, has been prepared in accordance with GAAP as of the date of such financial information applied on a basis consistent with that of prior periods except as stated therein.

To the best of the Borrower's knowledge, there has been no material adverse change in the condition or operations, financial or otherwise, of any such Public Partnership since the date of its most recently dated financial statements.


                                   ARTICLE 4
                                   ---------

                     CONDITIONS TO THE MAKING OF ADVANCES
                     ------------------------------------

          Section 4.1.   Initial Borrowing.  The obligation of the Banks to make
                         -----------------
Advances comprising the initial Borrowing hereunder shall be subject to the fulfillment of each of the following conditions, each in form and substance satisfactory to the Banks and the Agent:

          (a) The Borrower shall have duly executed and delivered to the Agent on behalf of each Bank a Note in the maximum principal amount of such Bank's Commitment.

          (b) The Borrower, the General Partner, the Class A Limited Partners and the Partner Stockholders shall have duly executed and delivered to the Agent their respective Pledge and Security Agreements, and shall have delivered to the Agent all certificates, powers and other instruments required to be delivered thereunder concurrently with the execution and delivery thereof.

          (c) The Borrower shall have duly executed and delivered to the Agent the Fee Agreement.

          (d) The Agent shall have received an opinion of the firm of Peabody & Brown, counsel to the Borrower, the General Partner, the Class A Limited Partners and the Partner Stockholders, covering such matters as the Agent shall request.

          (e) The General Partner shall have delivered to the Agent a certificate from the clerk or assistant clerk of the General Partner, as to the partners of the Borrower and the incumbency of each officer of the General Partner executing the Loan Documents to which the Borrower or the General Partner is a party and certifying resolutions adopted by the board of directors of the General Partner authorizing the Borrower and the General Partner to execute, deliver and perform Loan Documents to which the Borrower or the General Partner, as the case may be, is a party.

          (f) The Borrower shall have delivered to the Agent (i) a certificate of legal existence for the Borrower and a certificate of legal existence and corporate good standing of the General Partner issued by the appropriate officials of the jurisdiction of organization of such Person; (ii) copies of the agreement of limited partnership of the Borrower and the by-laws of the General Partner, including all amendments to each of the foregoing, certified by the secretary or assistant secretary of the General Partner, and (iii) copies of the certificate of limited partnership of the Borrower and the articles of organization of the General Partner, including all amendments to each of the foregoing, certified by the appropriate officials of the jurisdiction of organization of such Person.

          (g) The Borrower, the General Partner, the Class A Limited Partners and the Partner Stockholder shall have executed and delivered to the Agent appropriate UCC-1 financing statements and other instruments in such jurisdictions as shall be required by the Collateral Agent to perfect and preserve its security interest in the Collateral in existence on the date of such initial Borrowing.

          (h) The Borrower, the General Partner, the Class A Limited Partners and the Partner Stockholder shall be in full compliance with the terms and conditions of this Agreement and the other Loan Documents, each of the representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct, and no Default or Event of Default shall have occurred and be continuing, and the General Partner shall have delivered a certificate to such effect dated as of the date hereof, in form and substance reasonably satisfactory to the Agent, of an Authorized Officer of the General Partner.

          (i) The Borrower shall have delivered to each Bank copies of the Financial Statements, certified by an Authorized Finance Officer as true and correct.

          (j) The General Partner and each of the initial Class A Limited Partners shall each have duly executed and delivered a letter in the form attached hereto as Exhibit K with respect to, among other things, the
                   ---------
obligations of such General Partner or Class A Limited Partner with respect to any violation or breach of Section 7.14.

          (k) Each Class A Limited Partner shall have duly executed and delivered a Guaranty.

          (l) The General Partner shall have delivered to each Bank financial statements for the General Partner certified by the General Partner and a certificate as to the solvency of the General Partner.

          (m) The Borrower or counsel to the Borrower shall have delivered to the Agent results of lien searches against the Borrower, the General Partner, the Class A Limited Partners and the Partner Stockholders in The Commonwealth of Massachusetts and such other jurisdictions as the Agent shall determine.

          (n) Each Class A Limited Partner shall have duly executed and delivered to the Agent an indemnity letter, in the form attached hereto as Exhibit N.
---------

          Section 4.2.   Initial Borrowings With Respect to Acquisitions.  The
                         -----------------------------------------------
obligation of the Banks to make the initial Advances hereunder with respect to an Acquisition, including the Advances comprising the initial Borrowing, shall be subject to the fulfillment of the following conditions precedent, each in form and substance satisfactory to the Banks and the Agent, with respect to each such Advance:

          (a) The Agent and each Bank shall have received (i) copies of the Acquisition Documentation relating to such Acquisition; (ii) evidence that such Acquisition Documentation (A) has been duly authorized, executed and delivered by all Persons parties thereto, (B) is in full force and effect as of the applicable Borrowing Date, and (C) constitutes the legal, valid and binding obligations of each Person party thereto, enforceable in accordance with their respective terms; and (iii) evidence that no Lien shall exist on any of the Collateral arising from Borrower's interest in the related Public Partnership, except such Liens as are in favor of the Collateral Agent.

          (b) All conditions under the Acquisition Documentation precedent to the consummation of such Acquisition shall have been satisfied in full.

          (c) (i) The Borrower shall have received all consents and approvals from all Governmental Bodies and all other Persons necessary for the consummation of such Acquisition and (ii) such consents and approvals shall be in full force and effect.

          (d) The Borrower shall have provided the Agent with evidence that such Acquisition and the related Acquisition Documentation shall be in compliance with all laws, rules, regulations and ordinances including without limitation securities (Federal and state) laws, rules and regulations, and the Agent and each Bank shall have received an opinion of counsel to such effect.

          (e) The Agent shall have received evidence that (i) AFG or an Affiliate of AFG is the Manager of the Public Partnership to which such Acquisition relates and (ii) AFG or an Affiliate thereof is the sole general partner of such Public Partnership.

          (f) The Public Partnership to which such Acquisition relates and the general partner thereof have been organized and are existing and in good standing under the laws of their respective jurisdiction of organization and are qualified to do business and in good standing in each other jurisdiction in which the character of the assets owned by such Public Partnership or such general partner or in which the transaction of its business makes such qualification necessary and where the failure to do so would have a materially adverse effect on the business of such Public Partnership or such general partner.

          (g) The Borrower shall have delivered to the Agent a consent, in the form of Exhibit L hereto, duly executed by each of the general partners of such
        ---------
Public Partnership.

          (h) The Agent and each of the Banks shall have received copies of the Public Partnership Documents, duly certified by the Borrower to be true, correct and complete as of the date of such Borrowing to the best of the Borrower's knowledge.

          (i) The Agent shall have completed a field examination of the Manager and of financial information relating to the Public Partnership to which such Acquisition relates, such field examination to include without limitation a review of the Collateral values associated therewith.

          (j) There shall be no material adverse event with respect to the Public Partnership to which such Acquisition relates or with respect to the Borrower or the General Partner, which would, in any such case, have a material adverse effect on the Borrower's ability to perform the Obligations.

          (k) There shall be no judgments, actions or proceedings pending before any Governmental Body with respect to, or, to the Borrower's knowledge, threatened against or affecting such Acquisition or such Borrowing.

          (l) The Borrower shall have delivered to each Bank copies of the applicable Public Partnership's (i) Annual Report on Form 10-K then available for the most recent fiscal year of such Public Partnership, (ii) Quarterly Reports on Form 10-Q then available for all fiscal quarters of the then current fiscal year and, if such Advance is made on or after January 1, 1996, of the immediately preceding fiscal year of such Public Partnership and (iii) all reports on Form 8-K relating to such Public Partnership, in each case filed or required to be filed with the Securities and Exchange Commission.

          (m) The Agent shall have received any and all collateral assignments and UCC-1 financing statements which the Agent or its counsel may reasonably request, in order to ensure that the Agent shall have a duly perfected Lien on the Collateral arising from such Acquisition.

          (n) The Borrower shall have delivered to the Public Partnership to which the Acquisition relates a notice of pledge, in the form of Exhibit M
                                                                 ---------
hereto, duly executed by the Borrower.

          (o) All matters relating to the cash flows, transferability of Units and other matters pertaining to the Public Partnership to which such Acquisition relates shall be satisfactory in all respects to the Agent and the Banks.

          Section 4.3.   All Borrowings.  The obligation of the Banks to make
                         --------------
any Advances hereunder, including the Advances comprising the initial Borrowing with respect to any Acquisition, shall be subject to the fulfillment of the following conditions precedent, each in form and substance satisfactory to the Banks and the Agent, with respect to each such Advance:

          (a) The Agent shall have received a duly executed and completed and timely Notice of Borrowing relating to such Borrowing.

          (b) The Agent shall have received a duly executed and completed Borrowing Base Report with respect to each Acquisition being funded by such Borrowing as of the close of business on the Business Day immediately preceding the date of delivery of the Notice of Borrowing and containing, among other information, evidence to the effect that such Borrowing will not cause the Outstanding Advances, after giving effect to such Borrowing, to exceed the related Borrowing Base or Borrowing Bases, as the case may be, the Total Borrowing Base, or the Total Commitment.

          (c) The Borrower, the General Partner, the Class A Limited Partners and the Partner Stockholders shall be in full compliance with the terms and conditions of this Agreement and the other Loan Documents, each of the representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct, and no Default or Event of Default shall have occurred and be continuing.

          (d)  The conditions precedent described in Section 4.2(a)(ii)(B) and
(C), (a)(iii), (c)(ii), (d), (e), (f), (j) and (k) shall continue to be satisfied on each Borrowing Date.

          (e) The Borrower shall have received cash proceeds representing equity contributions from the General Partner and one or more Class A Limited Partners, Class B Limited Partners or Class C Limited Partners aggregating not less than ten percent (10%) of the Acquisition Cost of the Units to be acquired with the proceeds of such Borrowing and shall have utilized such proceeds to pay such Acquisition Cost and any Upfront Fees and Offering Expenses related to such Acquisition to the extent any of the same is not funded by such Borrowing.

          (f) The Agent shall have received any and all further information and documents which the Agent or its counsel may reasonably request.

          (g) All legal matters relating to such Borrowing shall be satisfactory to the Agent.


                                   ARTICLE 5
                                   ---------

                        DELIVERY OF FINANCIAL REPORTS,
                        DOCUMENTS AND OTHER INFORMATION
                        -------------------------------

          So long as the Borrower is indebted to the Banks and so long as any portion of any Commitment is in effect and until payment in full of the Notes and performance of all of the other Obligations, the Borrower shall deliver to the Agent for further delivery to each of the Banks:

          Section 5.1.   Annual Financial Statements.
                         ---------------------------

          (a) Annually, as soon as available, but in any event within 120 days after the last day of each of its fiscal years, an audited balance sheet of the Borrower as at such last day of such fiscal year, and audited statements of assets and partners' equity, changes in partners' equity and statements of cash flows of the Borrower for such fiscal year, each prepared in accordance with GAAP, in reasonable detail and certified without qualification by Ernst & Young or another firm of independent certified public accountants satisfactory to the Agent; provided, however, that with respect to the fiscal year ended December
       --------
31, 1995, the Borrower shall deliver to the Agent for further delivery to each of the Banks the unaudited balance sheet of the Borrower as at December 31, 1995 and the unaudited statements of assets and partners' equity, changes in partners' equity and statements of cash flows of the Borrower for the fiscal year then ended, each prepared in accordance with GAAP, in reasonable detail and certified without qualification by an Authorized Finance Officer of the Borrower.

          (b) Annually, as soon as available but, in any event, not more than 120 days after the end of each fiscal year of each Public Partnership, copies of such Public Partnership's Annual Report on Form 10-K.

          Section 5.2.   Quarterly Financial Statements.
                         ------------------------------

          (a) As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of the Borrower, an unaudited balance sheet of the Borrower as of the last day of such quarter, and unaudited statements of assets and partners' equity, changes in partners' equity and statements of cash flows of the Borrower for such quarter, each prepared in accordance with GAAP, all in reasonable detail, each of such statements to be certified by an Authorized Finance Officer of the Borrower as fairly presenting the financial position and the results of operations of the Borrower as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments).

          (b) As soon as available but, in any event, not more than 60 days after the end of each fiscal quarter of each Public Partnership, copies of such Public Partnership's Quarterly Report on Form 10-Q.

          Section 5.3.   Compliance Certificate.  At the same time as it
                         ----------------------
delivers the financial statements required under the provisions of (a) Section 5.1(a), a certificate from an Authorized Finance Officer certifying such financial statements to the effect that the Borrower is in compliance with the Tangible Net Worth covenant contained in Section 6.6 as at the date of such financial statements and that nothing has come to its attention during the course of its audit which would lead it to believe that the Borrower is not otherwise in compliance with this Agreement and (b) Section 5.1(a) and 5.2(a), a certificate of an Authorized Finance Officer, in the form of Exhibit I hereto,
                                                             ---------
to the effect that, to the best of such officer's knowledge and after reasonable investigation and due diligence review, no Default or Event of Default hereunder has occurred, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such officer's certificate shall include and be accompanied by a detailed calculation indicating compliance with the Tangible Net Worth covenant contained in Section 6.6.

          Section 5.4.   Borrowing Base Report.  As soon as available, but in
                         ---------------------
any event (i) within thirty (30) days after each Payment Date a Borrowing Base Report evidencing the compliance by the Borrower with the Borrowing Base limitation described in Section 2.7(a) as of such Payment Date.

          Section 5.5.   Public Partnership Information.  Promptly upon the
                         ------------------------------
filing thereof, reports on Form 8-K filed or required to be filed with the Securities and Exchange Commission.

          Section 5.6.  Copies of Reports.  Promptly upon receipt thereof,
                        -----------------
copies of the final version of all management reports (it being understood that the Borrower has no obligation to obtain any management reports) submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants.

          Section 5.7.   Copies of Documents.  Promptly upon their becoming
                         -------------------
available, copies of any (i) financial statements, notices and proxy statements delivered by the Borrower to any other lending institution not otherwise required pursuant to this Agreement, (ii) non-routine correspondence or official notices received by the Borrower from, or filed by the Borrower with, any Governmental Body which regulates the operations of the Borrower or any Public Partnership and which is material or is with respect to a matter material to the business of the Borrower or any Public Partnership. Each of the Borrower and the General Partner hereby authorizes the Agent to contact directly any independent firm or service company which is retained by the Borrower or the General Partner to effect the filings of UCC financing statements by the Borrower, or any Governmental Body which accepts UCC financing statements for filing, in order to confirm the status of such filings and to obtain filing information with respect thereto. The Borrower shall cooperate with and assist the Agent in contacting any such firm, company or authority and obtaining such confirmation and information.

          Section 5.8.   Notice of Defaults.  Promptly, and in any event within
                         ------------------
three (3) Business Days thereof, notice of the occurrence of a Default of which the Borrower has actual knowledge or Event of Default hereunder.

          Section 5.9.   Notice of Litigation.  Promptly, and in any event
                         --------------------
within twenty-five (25) days after the commencement thereof, notice of any litigation, legal or administrative proceeding or dispute involving the Borrower and any Governmental Body or any other Person, to the extent that such proceeding or dispute involves an amount in controversy in excess of $50,000, which amount in controversy is not fully covered by insurance as to which the insurer shall have confirmed in writing its obligation to pay the same in full.

          Section 5.10.  Notices regarding Public Partnership Documents.
                         ----------------------------------------------

          (a) Immediately, but in any event not later than 10:00 a.m., New York time, two (2) Business Days following the Borrower's knowledge of the occurrence of any of the following events, notify the Agent of:

               (i) any Public Partnership Document with respect to which notice of cancellation or termination was received or given by the Borrower; or

               (ii) any Public Partnership Document with respect to which the payment of fees or other amounts is thirty (30) days or more past due or with respect to which there is any other default or dispute, whether or not waived by the Borrower.

          (b) Promptly deliver to the Agent a true and complete copy of each notice, request, consent or demand, as the Agent may from time to time request, sent or received by the Borrower pursuant to or in connection with any Public Partnership Document to the extent not otherwise required to be sent to the Agent under the terms of this Agreement.

          (c) Following the Borrower's receipt of notice thereof, promptly notify the Agent of the commencement of the offering of interests in any Public Partnership or the execution and delivery of any Public Partnership Document, to the extent that such notice is not otherwise required to be sent to the Agent under the terms of this Agreement.

          Section 5.11.  Other Information.  Promptly after a written request
                         -----------------
therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes, and the other Loan Documents as the Agent or any Bank may reasonably request from time to time.


                                   ARTICLE 6
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

          So long as the Borrower is indebted to the Banks and so long as any portion of any Commitment is in effect and until payment in full of the Notes and performance of all of the other Obligations, the Borrower shall, and, with respect to Sections 6.1 through 6.5 hereof, use its reasonable efforts to cause each of the Public Partnerships to:

          Section 6.1.   Books and Records.  Keep proper books of record and
                         -----------------
account in a manner reasonably satisfactory to the Agent in which full, true and correct entries in accordance with GAAP shall be made of all dealings or transactions in relation to its business and activities.

          Section 6.2.   Inspections and Audits.  Permit the Agent and its
                         ----------------------
representatives, upon reasonable notice, free access to and rights of inspection at all reasonable times of the Collateral or the Borrower's financial records relating to the Collateral and the right to make excerpts therefrom and transcripts thereof, to discuss, by coordinating with an Authorized Officer, the affairs, finances and accounts of the Borrower with the principal officers of the Borrower to conduct any audit or similar examination of the Public Partnership Documents and other documents assigned to the Agent deemed to be reasonably necessary or appropriate by the Agent, and to make or cause to be made upon reasonable notice (and after an Event of Default, at the Borrower's expense), inspections of any books, records and papers of the Borrower and to make extracts therefrom at all such reasonable times and as often as the Agent may reasonably require. Not more than one (1) such inspection and audit per annum shall be at the Borrower's expense except as otherwise provided above with respect to an Event of Default.

          Section 6.3.   Continuance of Business; Compliance with Law.  Do
                         --------------------------------------------
or cause to be done all things necessary to preserve and keep in full force and effect its existence and all franchises, rights and privileges necessary for the proper conduct of its business and continue to engage in the same type of business, and comply, at its sole cost and expense, with all statutes, laws, ordinances, codes, regulations, permits, orders, approvals, licenses, judgments, restrictions or rules of any Governmental Body having jurisdiction over the Borrower or any Public Partnership or their respective business or operations, including, without limitation, all environmental laws, non-compliance with which could have a material adverse effect on the business, assets or financial condition of the Borrower or any Public Partnership or on the ability of the Borrower or any other Person to perform its obligations under any Loan Document to which it is a party.

          Section 6.4.   Copies of Public Partnership and Acquisition Documents.
                         ------------------------------------------------------
Promptly deliver to the Agent copies of any amendments or modifications to any Public Partnership Document or other Acquisition Document.

          Section 6.5.   Performance of Obligations.  Pay and discharge all
                         --------------------------
of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and for which a reserve shall have been established as required in accordance with GAAP, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of the Collateral.

          Section 6.6.   Net Worth.  Maintain at any time a Tangible Net Worth
                         ---------
of not less than the lesser of (a) One Million Dollars ($1,000,000) or (b) five percent (5%) of the Advances Outstanding at such time.

          Section 6.7.   Perform Duties.  Duly perform all of its obligations
                         --------------
under each Public Partnership Document and do, or cause to be done, all things necessary in order to keep each such Public Partnership Document in full force and effect.

          Section 6.8.   Liens.  Cause the Liens granted to the Agent pursuant
                         -----
to the Pledge and Security Agreement to at all times be first priority perfected Liens, subject to no additional Liens except Permitted Liens.

          Section 6.9.   Use of Proceeds.  Use the proceeds of the Advances
                         ---------------
only for the purposes enumerated in Section 2.8.

          Section 6.10.  Interest Rate Swap.  Not later than ninety (90) days
                         ------------------
after the Commitment Termination Date, enter into an interest rate swap or cap with a counterparty hedging no less than fifty percent (50%) of its exposure hereunder against a 3.0% or greater increase in the Applicable Rate and otherwise acceptable to the Agent.

          Section 6.11.  Pledge and Security Agreement and Guaranty.  Cause
                         ------------------------------------------
each Class A Limited Partner not party to a Pledge and Security Agreement - LP or Guaranty on the date hereof to duly execute and deliver each such document to the Collateral Agent promptly, but in no event later than three (3) Business Days, after such Person becomes a Class A Limited Partner.


                                   ARTICLE 7
                                   ---------

                              NEGATIVE COVENANTS
                              ------------------

          So long as the Borrower is indebted to the Banks and so long as any portion of any Commitment is in effect and until payment in full of the Notes and performance of all of the other Obligations, the Borrower shall not do, or permit to be done, any of the following:

          Section 7.1.       Indebtedness.  Create, incur, permit to exist or
                             ------------
have outstanding any Indebtedness, except Indebtedness of the following type:

          (a) Indebtedness of the Borrower to the Banks under this Agreement, the Notes and the other Loan Documents; and

          (b)  Operating Expenses; and

          (c) Indebtedness of the Borrower for taxes with respect to which the Borrower shall have satisfied the requirements of Section 6.5; and

          (d)  Agency Administration Fees.

          Section 7.2.   Liens.  Create, or assume or permit to exist, Lien on
                         -----
any Asset of the Borrower, except the Liens created and granted by the Loan Documents and Permitted Liens.

          Section 7.3.   Guaranties.  Assume, endorse, be or become liable for,
                         ----------
or guaranty, the obligations of any Person.

          Section 7.4.   Mergers; Acquisitions.  Merge or consolidate with any
                         ---------------------
Person (whether or not the Borrower is the surviving entity) or exist in any form other than the form in which it presently exists or acquire all or substantially all of the Assets or any equity interest in any Person, other than the Units in the Public Partnerships constituting, at any time, not more than 45% of the aggregate interests in each such Public Partnership at such time.

          Section 7.5.   Distributions.  Declare or make any distribution of
                         -------------
any kind on its partnership interests, or set aside any sum for any such purpose.

          Section 7.6.   Changes in Business.  Make any material change in its
                         -------------------
business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or hold any interest in any Asset except the Units and Assets, if any, held in the Collection Account, or convey, sell, lease or otherwise dispose of any of its Assets or business.

          Section 7.7.   Issuance of Equity.  Issue any additional partnership
                         ------------------
interests, or any right or option to acquire any partnership interests, or any security convertible into any partnership interests, of the Borrower; provided,
                                                                      --------
however, that nothing contained herein shall limit the Borrower's ability to
-------
issue any such partnership interests, rights, options or securities to one or more Class B Limited Partners as provided in the certificate of limited partnership and agreement of limited partnership of the Borrower.

          Section 7.8.   Advances.  Make, or suffer to exist, any loan or
                         --------
advance or extend any credit to, or make, or suffer to exist, any investment in (whether by loan, advance, capital contribution, purchase of stock, or otherwise) or acquire stock, bond or any other equity or debt security of, any Person, including, without limitation, any Affiliate or employee of the Borrower, except that the Borrower may acquire and hold Units in accordance with, and subject to, the terms and conditions of this Agreement.

          Section 7.9.   ERISA.  Permit any of the Assets of the Borrower to
                         -----
be or become "Plan Assets" within the meaning of ERISA.

          Section 7.10.  Admission of Partners.  Neither have nor admit any
                         ---------------------
partner (general, limited, special or otherwise) except the Class A Limited Partners, Class B Limited Partners and the initial Class C Limited Partner described in Section 3.14 hereof, or permit any other Person to own beneficially or of record any of the interests of the Borrower, other than the Persons described in Section 3.14 hereof and any future Class B Limited Partners admitted pursuant to the provisions of the certificate of limited partnership and agreement of limited partnership of the Borrower, without the prior approval of all Banks (which approval shall not be unreasonably withheld); provided, however, that on and after the Commitment
                           --------
Termination Date the Borrower shall be permitted to admit additional Class C Limited Partners and permit such additional Class C Limited Partners to own beneficially or of record limited partnership interests of the Borrower pursuant to the provisions of the certificate of limited partnership and agreement of limited partnership of the Borrower without the approval of any Bank.

          Section 7.11.  Changes; Cancellations of Public Partnership Documents.
                         ------------------------------------------------------

          (a) Amend, modify or supplement any Public Partnership Documents so as to reduce or eliminate any amounts payable thereunder to the Borrower or any Affiliate of the Borrower or so as to otherwise adversely affect in any material respect the rights of the Borrower or such Affiliate to payment of amounts thereunder or waive, settle or compromise any claim against the payor arising thereunder (except where such claim shall be substituted for a claim of at least equal amount) or permit any of the foregoing to occur;

          (b) Cancel or permit the cancellation of any Public Partnership Document or deliver or permit the delivery of any notice of termination thereunder.

          Section 7.12.  Change of Address.  Change, or permit any change of,
                         -----------------
its name or the address of its principal office or place of business or the place where it maintains its records with respect to any of the Collateral or open any other office or place of business in any jurisdiction, except in each case upon thirty (30) days' prior written notice to the Agent.

          Section 7.13.  Transactions with Affiliates.  Engage in any
                         ----------------------------
transaction with any Affiliate, except on terms which would be negotiated between unaffiliated parties on an arms-length basis.

          Section 7.14.  Borrowing Bases.  Permit the Outstanding Advances
                         ---------------
with respect to each Acquisition to exceed at any time the Borrowing Base with respect to such Acquisition. For purposes of this Section 7.14 only, the Approved Offering Expenses and Upfront Fees used to calculate the Borrowing Bases with respect to all Acquisitions shall be reduced on a pro rata basis as
                                                             --- ----
and when any reductions in the total Outstanding Advances shall occur (whether by repayment, prepayment or otherwise). In the event this Section 7.14 is breached for any reason, without limiting any of the rights of the Agent or any Bank hereunder with respect thereto, the Borrower will take all action necessary or as required by the Majority Banks promptly to effect a cure of such breach.

                                   ARTICLE 8
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

          If any one or more of the following events ("Events of Default") shall occur, the Borrower shall not be entitled to exercise any of its rights hereunder, and the Agent may, and, at the request of the Majority Banks, shall, terminate the Commitment and declare the entire unpaid balance of the principal of and interest on each Note and all other obligations and indebtedness of the Borrower to the Banks arising hereunder immediately due and payable, upon written notice to that effect given to the Borrower by the Agent, except that, in the case of the occurrence of any Event of Default described in Section 8.5, no such notice shall be required, and the Agent, on behalf of and at the request of the Majority Banks, shall be entitled to exercise all of the rights and remedies available under this Agreement, the other Loan Documents and at law or in equity.

          Section 8.1.   Payments.  Failure to make any payment or prepayment
                         --------
of principal or interest upon any Note or failure to pay any other amount required to be paid hereunder or under any other Loan Document; or

          Section 8.2.   Certain Covenants.  Failure to perform or observe
                         -----------------
any of the agreements of the Borrower contained in Section 5.8, 5.9, 6.6 or in
Article 7 (other than Section 7.2); or

          Section 8.3.   Other Covenants.  (a) Failure to perform or observe
                         ---------------
the agreements of the Borrower contained in Section 7.2 hereof which shall remain unremedied for a period of ten (10) Business Days after the Borrower shall have been given notice or acquired knowledge thereof or (b) failure to perform or observe any term, condition or covenant of this Agreement, any Note, the other Loan Documents, or any other agreement or document delivered pursuant hereto or thereto (other than such terms, conditions or covenants described in Sections 8.1, 8.2 and 8.3(a)) which shall remain unremedied for a period of thirty (30) days after the Borrower shall have been given notice or acquired knowledge thereof; or

          Section 8.4.   Representations and Warranties.  Any representation
                         ------------------------------
or warranty made or deemed made pursuant to Article 4 to the Banks in this Agreement or the other Loan Documents or in connection with the making of an Advance, or in any certificate, statement or report made in compliance with this Agreement, shall have been false or misleading in any material respect when so made or deemed made; or

          Section 8.5.   Bankruptcy.
                         ----------

          (a) The Borrower or the General Partner shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver of or any trustee or custodian for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of sixty (60) days or more; or the Borrower or the General Partner by any act or omission, shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee or any custodian for it or any substantial part of any of its properties, or shall suffer any such receivership, trusteeship or custodianship to continue undischarged for a period of sixty (60) days or more; or

          (b) The Borrower or the General Partner shall generally not pay its debts as such debts become due; or

          (c) The Borrower or the General Partner shall have concealed, removed or permitted to be concealed or removed any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or while insolvent shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof; or the Borrower or the General Partner shall have taken any action to effect any of the foregoing; or

          Section 8.6.   Judgments.  Any judgment against the Borrower or any
                         ---------
attachment, levy or execution against any of its properties for any amount in excess of $50,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of sixty (60) days or more, excluding any judgment, attachment, levy or execution which is fully covered by insurance by an insurance company with a Best's rating of B+ or better and as to which such insurance company shall have confirmed in writing its obligation to pay the same in full; or

          Section 8.7.   Changes in Control.
                         ------------------

          (a) Gary A. Engle or a successor acceptable to the Agent and the Majority Banks (the Agent and the Majority Banks hereby acknowledge and agree that James A. Coyne shall constitute an acceptable successor for purposes of this Section) shall cease to Control the General Partner for any reason; or

          (b) The Manager shall cease, for any reason, to be the manager of the applicable Public Partnership; or

          (c) Any Person (other than one or more Affiliates of AFG) shall become a general partner of any Public Partnership; or

          Section 8.8.   Dissolution or Termination of Borrower or General
                         -------------------------------------------------
Partner.  The Borrower or the General Partner shall dissolve, liquidate,
-------
terminate or be dissolved, liquidated or terminated or cease to exist for any reason; or

          Section 8.9.   Liens.  Any Lien shall exist on any of the Collateral
                         -----
or any Collateral shall fail, for any reason other than a failure on the part of the Collateral Agent to take such actions which a secured party is solely entitled, as a matter of law, to take with respect to preserving its security interest in any collateral or as a result of the gross negligence or willful misconduct of the Collateral Agent, to constitute security for the Obligations hereunder; or

          Section 8.10.  Collection Account.  The Manager of each Public
                         ------------------
Partnership, or the general partner of such Public Partnership, shall fail to transfer to the Collection Account any payment then due and owing to the Borrower as the holder of Units of such Public Partnership; or

          Section 8.11.  Material Adverse Change.  There shall have
                         -----------------------
occurred a material adverse change in the business, affairs or condition (financial or otherwise) of the Borrower or any Public Partnership which would have, in the sole determination of the Majority Banks, a material adverse impact on the Borrower's ability to satisfy its Obligations; or

          Section 8.12.  Loan Documents.  Any Pledge and Security Agreement-LP,
                         --------------
any Guaranty or any of the letter agreements delivered pursuant to Section 4.1(j) or (n) shall cease to be in full force and effect (except for any termination in accordance with its terms not due to the occurrence of an Event of Default hereunder or a default thereunder).


                                   ARTICLE 9
                                   ---------

                             CONCERNING THE AGENT
                             --------------------

          Section 9.1.   Appointment and Authority of the Agent.
                         --------------------------------------

          (a) Each Bank hereby appoints NatWest to serve as the Agent for such Person under this Agreement and the other Loan Documents, and hereby irrevocably authorizes such Person, as such Agent, to take such action on its behalf under this Agreement and the other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Bank (i) further appoints NatWest to act as Collateral Agent on its behalf under the Pledge and Security Agreements, and to exercise such powers and perform such duties thereunder as are specifically delegated to or required of the Collateral Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, and (ii) agrees to be bound by all of the provisions of the Pledge and Security Agreements.

          (b) In addition to the powers and duties specifically delegated to the Agent hereunder:

               (i) the Agent shall generally be responsible for and be empowered to act in respect of all matters relating to requests for Borrowing by the Borrower, including without limitation the receipt on behalf of the Banks and the Agent of payments, prepayments and repayments of the principal amount of the Advances, payments of interest on the Advances and payments of fees and other amounts due hereunder and the disbursement to the Banks and the Agent of their respective shares of such amounts; collection from each Bank and disbursement to the Borrower of the Advances funded by such Bank; maintenance of records relating to all advancements, payments, prepayments and repayments of Advances and the payment of interest, fees and other amounts with respect thereto; and all notices relating to the foregoing; and

              (ii) the Agent shall generally be responsible for and be empowered to act in respect of all matters relating to the preparation, review, distribution, execution, delivery, filing, recording and registration of, and enforcement of rights and remedies under, this Agreement and the other Loan Documents, any amendments or modifications hereof and thereof, any waivers or releases with respect hereto or thereto and any reports, statements, certificates and other documents delivered by the Borrower hereunder or thereunder; the taking of any and all action to enforce the rights and remedies available to the Banks or Agent under this Agreement and the other Loan Documents; and all administrative matters relating to the admission of new lenders into the credit facility created hereby and the polling of the Banks on all matters requiring a vote of the Banks.

          Section 9.2.   Delegation of Duties.  The Agent may exercise its
                         --------------------
powers and execute its duties by or through employees or agents.

          Section 9.3.   Standard of Care.  In performing its duties and
                         ----------------
functions hereunder, the Agent will endeavor to exercise the same degree of care which it normally exercises in making and handling loans in which it alone is interested, but it does not assume further responsibility.

          Section 9.4.   Independent Credit Evaluations.
                         ------------------------------

          (a) Each Bank expressly acknowledges to the Agent that the Agent has not made any representations or warranties to it regarding this Agreement, the other Loan Documents, any of the other documents mentioned herein or therein or the transactions contemplated hereby and thereby or regarding the Borrower or its business or financial condition.

          (b) Each Bank acknowledges to the Agent and to each other Person that it has independently and without reliance on the Agent or any other Person, and based upon such documents and inquiries as it has deemed appropriate, made its own credit analyses of the Borrower and its own decision to enter into this Agreement and the other Loan Documents.

          (c) Each Bank agrees that it will, independently and without reliance on the Agent or any other Person, and based upon such documents and inquiries as it shall deem appropriate at the time, continue to make its own credit analyses and decisions in taking or not taking actions under this Agreement and the other Loan Documents and to make such investigations as it deemed necessary to keep current its information relating to the affairs, financial position and creditworthiness of the Borrower.

          Section 9.5.   Limited Scope of Duties.
                         -----------------------

          (a) Nothing in this Agreement, expressed or implied, is intended to, or shall be construed as to, impose upon the Agent any duties or responsibility in respect of this Agreement. The relationship between the Agent and each of the Banks is that of agent and principal only and the respective duties and obligations of the Agent are of an administrative and mechanical nature only. Nothing in this Agreement shall be construed so as to constitute the Agent as a trustee for any Bank or to impose upon the Agent any duties or responsibilities other than those for which express provision is made herein. Except where otherwise expressed or implied, the Agent, in performing its duties and functions hereunder and under the other Loan Documents, does not assume, and shall not be deemed to have assumed, any obligations toward, or relationship of agency or trust with or for, the Borrower.

          (b) Except for notices, financial statements and other documents expressly required to be furnished to the Banks by the Agent pursuant to the provisions of this Agreement, or the other Loan Documents, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information concerning the business or financial condition of the Borrower which may come into the possession of the Agent or any of its Affiliates, whether before or after the making of any Advance hereunder, nor shall the Agent have any duty to inspect the properties or books of the Borrower.

          (c) The Agent shall be entitled to assume that no Event of Default or Default has occurred and is continuing, unless such

Agent has received written notice from a Bank or the Borrower, as the case may be, that such Bank or Borrower, as the case may be, considers that an Event of Default or Default has occurred and is continuing and specifying the nature thereof.

          (d) So long as the Agent shall be entitled, pursuant to Section 9.5(c), to assume that no Event of Default or Default has occurred and is continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents, except that (i) subject to Section 9.5(e) hereof, the Agent shall not exercise any rights under Article 8 hereof except upon the written consent or written instructions of the Majority Banks and (ii) the Agent shall be required to act or not act upon the written instruction of the Majority Banks (or the Banks comprising such other percentage in interest of the Banks as provided herein) and such exercise of discretion shall be binding on all the Banks. Any such instructions shall be binding upon the Agent and the Banks (including, but not limited to, any Bank which has not signed such instructions or which has dissented from the actions or inactions specified in such instructions); provided, however, that the Agent shall not be required to act or
               --------  -------
not to act if to do so, in its sole judgment, would expose the Agent to liability or would be contrary to this Agreement, the Notes, the other Loan Documents or to applicable law, except that the Agent shall so act or not act if doing so would expose it to liability if and only if it shall have received from the Banks such indemnities as it shall require against all such liabilities and any and all expenses, including fees and expenses of its counsel satisfactory to it in its sole judgment.

          (e) In the event that the Agent shall have acquired actual knowledge of a Default or Event of Default, the Agent shall promptly give notice thereof to the Banks and shall take such action and assert such rights under this Agreement, and/or under the other Loan Documents as the Majority Banks shall direct, provided that the Agent shall not be required to act or not to act if to
        --------
do so would expose the Agent to liability or would be contrary to this Agreement, the other Loan Documents or applicable law, and provided further,
                                                           -------- -------
that if the Majority Banks entitled so to direct the Agent shall fail, for ten
(10) days after the giving of such notice, so to direct the Agent, the Agent may take, or direct the Collateral Agent to take, such action and assert such rights as shall be reasonably necessary in its discretion to preserve or protect the Collateral, including the marketability, value and integrity thereof and the Lien of the Collateral Agent with respect thereon.

          Section 9.6.   Reliance by the Agent.
                         ---------------------

          (a) The Agent shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document received by it and believed by it to be genuine and correct and to have been signed and sent or delivered by a proper Person or Persons and, in respect of legal matters, upon the advice and statements of lawyers, independent accountants and other experts selected by the Agent. The Agent and each Bank may rely conclusively on each incumbency certificate furnished to it pursuant to Article 4 until it subsequently receives a certificate amending or rescinding the prior certificate.

          (b) As to any matter not expressly provided for in this Agreement, the Agent shall be fully protected in acting in accordance with instructions signed by the Majority Banks and such instructions of the Majority Banks and action taken or inaction pursuant thereto shall be binding on all the Banks, including, but not limited to, any Bank which has not signed such instructions or which has dissented from the actions or inactions specified in such instructions, provided that the Agent shall not be required to act or not to act
              --------
if to do so, in its sole judgment, would expose the Agent to liability or would be contrary to this Agreement, the other Loan Documents or applicable law, except that the Agent shall so act or not act if doing so would expose it to liability if and only if it shall have received from the Banks such indemnities as it shall require against all such liabilities and any and all expenses, including fees and expenses of its counsel satisfactory to it in its sole judgment.

          Section 9.7.   Exculpatory Provisions.
                         ----------------------

          (a) Neither the Agent nor any of its shareholders, directors, officers, employees or agents shall be liable in any manner to any of the Banks for any action taken, or omitted to be taken, in good faith by it or them hereunder or in connection herewith, or be responsible for the consequences of any oversight or error of judgment, except for losses due to its gross negligence or willful misconduct.

          (b) The Agent shall not be responsible in any manner to any of the Banks for the due execution, effectiveness, genuineness, validity or enforceability of any of this Agreement, the Notes, the other Loan Documents or the Advances or for the truth, accuracy or completeness of any recital, statement or warranty contained herein or in any other Loan Document or in any certificate, report or other document furnished to it by or on behalf of any Person in connection with this Agreement or any other Loan Document; nor shall the Agent be under any obligation to any of the Banks to ascertain or inquire as to the performance or observance by the Borrower or any other Person of any of the agreements or conditions set forth herein or in any other Loan Document or as to the use of any moneys loaned hereunder.

          Section 9.8.   Indemnification of the Agent.
                         ----------------------------

          (a) The Banks, severally, agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective unpaid principal amounts of the Obligations at the time owing to each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, judgments, court costs and other out-of-pocket costs and expenses of any kind or nature whatsoever (hereinafter called, collectively, "Expenses") which may be imposed on, incurred by or asserted against the Agent,
---------
as such, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Documents, provided that no Bank shall be liable for any
                             --------
portion of such Expenses resulting from the gross negligence or willful misconduct of the Agent hereunder.

          (b) In the event that the Agent does not receive from any Bank a payment which such Bank is required by the terms hereof to make to the Agent and the Agent has made the amount thereof available to the Borrower, as the intended recipient thereof, if the Borrower repays the Agent the amount made available to it, the Borrower shall be subrogated to the Agent's right to recover such amount from any Bank which failed to make such required payment.

          Section 9.9.   NatWest Individually.  With respect to its obligations
                         --------------------
as a Bank to lend under this Agreement and the Advances made by it pursuant hereto, NatWest shall have the same obligations and the same rights, powers and privileges as it would have were it not the Agent. NatWest may accept deposits from, lend money to and, generally, engage in any kind of banking, trust or other business with the Borrower or any of its Affiliates in all respects as if such Person were not acting as the Agent hereunder.

          Section 9.10.  Dealing With the Banks. The Agent may at all times
                         ----------------------
deal solely with the several Banks for all purposes of this Agreement and the protection, enforcement and collection of the Obligations, including the acceptance and reliance upon any certificate, consent or other document of such Banks and the division of payments pursuant to Section 2.9, notwithstanding possession by the Agent of actual knowledge that any Bank has sold a participation in Advances made or to be made by it hereunder to another Person. The Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

          Section 9.11.  Duties Not to be Increased.  The duties and
                         --------------------------
liabilities of the Agent shall not be increased without the written consent of the Agent.

          Section 9.12.  Successor Agents.
                         ----------------

          (a) The Agent may resign at any time by giving written notice to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by notice from the Majority Banks (excluding NatWest in its capacity as a Bank if it is also the Agent at such time), such resignation or removal to become effective only upon the appointment of a successor Agent as hereinafter provided. In the event of the voluntary resignation of the Agent, the Agent shall use its best efforts to give the Borrower at least fifteen (15) days' prior written notice of the appointment of such successor Agent, provided that,
                                                                 --------
any failure on the part of the Agent to give such notice shall not affect the provisions of this Section 9.12 or the obligations of the Borrower under the Loan Documents.

          (b) Upon any such resignation or removal, the Majority Banks (excluding NatWest in its capacity as a Bank if it is also the Agent at such time) shall have the right to appoint a successor Agent, which shall be one of the Banks, unless none of them is willing to act as successor agent hereunder, in which event the Majority Banks shall appoint as successor Agent any financial institution of international standing having an office in the United States of America, chartered by the State of New York, or another of the States of the United States of America or authorized as a national banking association organized under the laws of the United States of America, which is willing to act in that capacity and which shall be acceptable to the Borrower, provided that the Borrower's consent thereto shall not be unreasonably withheld or delayed.

          (c) If no successor Agent shall have been appointed by the Majority Banks, then the retiring Agent may on behalf of the Banks appoint a successor Agent which shall be a financial institution of international standing having an office in the United States of America, chartered by the State of New York, or another of the States of the United States of America or authorized as a national banking association organized under the laws of the United States of America, and who is willing to act in that capacity. Upon the acceptance of its appointment as Agent hereunder by any such successor Agent, the latter shall thereupon succeed to and become vested with the duties, rights, powers and privileges of the retiring Agent and the retiring Agent shall be discharged from all duties and liabilities under this Agreement.

          (d) After the resignation or removal of the Agent hereunder, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder and it shall also continue to be entitled to the indemnities provided hereunder insofar as they relate to events which occurred while it was Agent hereunder.

                                  ARTICLE 10
                                  ----------

                        ASSIGNMENTS AND PARTICIPATIONS
                        ------------------------------

          Section 10.1.  Assignments.
                         -----------

          (a) Each Bank may, with the consent of the Agent and the Borrower (which consents in each case shall not be unreasonably withheld or delayed), assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it) provided that (i) for each such
                                              -------- ----
assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance, an Assignment and Assumption Agreement, together with any Note or Notes being assigned, (ii) the Borrower shall have paid the Agent all required Agency Administration Fees as provided in the Fee Agreement, and (iii) no Bank may transfer its proportionate share of Advances without transferring its same proportionate share of Commitment, in the event that such transfer occurs prior to the Commitment Termination Date. Upon execution and delivery of such assignment agreement to the Agent, from and after the effective date of such assignment as specified in such Assignment and Assumption Agreement, (x) the assignee of such Bank shall be a party hereto and, to the extent of the rights and obligations so assigned to it, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank shall, to the extent of the rights and obligations so assigned by it, have relinquished its rights (other than any rights under Section 11.1 of this Agreement, which rights will survive such assignment) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of such Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a "Bank" hereunder).

          (b) Within five (5) Business Days after its receipt of an assignment executed by a Bank as described in subsection (a) above, the Borrower, at its own expense, shall execute and deliver to such assignee in exchange for the Note or Notes surrendered upon such assignment, a new Note to the order of such assignee in an amount equal to the Commitment and Advances assumed by such assignee and, if the assigning Bank has retained a portion of the Commitment or any Advances, a new Note to the order of such Bank in an amount equal to the Commitment and Advances retained by it. Such new Note or Notes shall evidence the indebtedness Outstanding under the old Note or Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall otherwise be in substantially the form of the Notes subject to such assignment, with such additions as the Agent shall require in order to reflect the issuance of such new Notes as substitute Notes.

          Section 10.2.  Participation.
                         -------------

          (a) Each Bank shall have the right, subject to the further provisions of this Article 10, to grant or sell a participation in all or any part of its Advances, Notes, and Commitment (a "Participation") to any commercial lender,
                                    -------------
other financial institution or other entity (a "Participant") without the
                                                -----------
consent of the Borrower, the Agent or any other party hereto, although notice thereof shall be given to the Borrower and the Agent by each selling Bank promptly after any Participation.

          (b) Notwithstanding anything in the foregoing to the contrary, (i) no Participant shall have any direct rights hereunder, (ii) the Borrower, the Agent and the Banks other than the selling Bank shall deal solely with the selling Bank and shall not be obligated to extend any rights to make any payment to, or seek any consent of, the Participant, (iii) no Participation shall relieve the selling Bank from its Commitment to make Advances hereunder or any of its other obligations hereunder and such Bank shall remain solely responsible for the performance thereof, (iv) no Bank may grant or sell a Participation with respect to more than fifty percent (50%) of its Commitment and (v) no Participant (other than an Affiliate of such Bank) shall have any right to require such Bank to take or omit to take any action under this Agreement or any Note, except any action or omission which would (A) change the percentage in interest of the Banks which shall be required to take action hereunder, (B) extend the Maturity Date of any Advance or the Commitment Termination Date, (C) reduce the interest rate or any fees or commissions, (D) forgive any principal, interest, fees or commissions or (E) release any Collateral except to the extent expressly permitted pursuant to the Pledge and Security Agreements.

          Section 10.3.  Information.  A Bank may, in connection with any
                         -----------
assignment or participation or proposed assignment or participation pursuant to this Article 10, disclose to the assignee or participant (or proposed assignee or participant) any information concerning the Borrower, its General Partners, Limited Partners, Partner Stockholders and Affiliates, including, without limitation, any information in regard to the creditworthiness of the Borrower, as may be available to or in the possession or control of such Bank, provided,
                                                                     --------
that with respect to any information which the Borrower has identified in writing to such Bank as being, and which, in the reasonable judgment of such Bank is, confidential, such Bank takes reasonable precautions to assure that the confidentiality thereof is maintained.


                                   ARTICLE 11
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 11.1.  Fees and Expenses; Indemnity.
                         ----------------------------

          (a) The Borrower will pay all costs of preparing this Agreement, the other Loan Documents, any amendments, modifications and supplements to this Agreement and the other Loan Documents, and all costs and expenses of the issuance of the Notes and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, and, subject to a limit of $60,000 for legal fees of the Agent's counsel with an additional allowance of up to $2,500 for legal fees of the Agent's counsel with respect to any set of Public Partnership Documents received by the Agent after the first such set, in each case relating to the preparation, execution and delivery of this Agreement and the other Loan Documents, the reasonable fees and disbursements of counsel, in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the Notes, the other Loan Documents, and all other agreements, instruments and documents relating hereto and the consummation of the transactions contemplated hereby (including, without limitation, all costs of filing or recording any assignments, mortgages, financing statements and other documents in public offices, including all taxes in connection therewith other than taxes assessed on or measured by the net income of the Banks), any taxes, out-of-pocket field examinations (in an amount not to exceed $10,000 with respect to all such examinations) and third-party appraisal charges, insurance premiums, encumbrances or costs incurred in otherwise protecting, maintaining or preserving the Collateral, or the enforcing, foreclosing, retaking, processing, selling or otherwise realizing upon the Collateral and the Collateral Agent's security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transaction to which this Agreement relates and all expenses required to be paid by the Borrower pursuant to any Pledge and Security Agreement, all of which amounts shall be payable promptly (but in no event later than one Business Day) after demand therefor and, unless an Event of Default shall have occurred and be continuing, notice thereof by the Agent and until so paid shall be added to the Obligations and shall bear interest at the Post-Default Rate.

          (b) The Borrower shall indemnify the Agent and the Banks against, and hold each of them harmless from, any losses, liabilities, damages, claims, costs and expenses (including attorneys' fees and disbursements) suffered or incurred by it arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Advances and any and all transactions related to or consummated in connection with the Advances (other than as a direct result of an act or omission of the Agent or any Bank which a court of competent jurisdiction finally determines constitutes gross negligence or willful misconduct), including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by the Agents or the Banks in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) the ownership or use of any of the Collateral or the Lien of the Collateral Agent or the Banks in the Collateral; (ii) the failure on the part of the Borrower to comply in all respects with the laws of the United States of America and other jurisdictions in which the Collateral or any part thereof may be located and with all lawful acts, rules, regulations and orders of any Governmental Body having power to regulate or supervise any of the Collateral; (iii) the execution, delivery, consummation, waiver, consent, amendment, enforcement, performance and administration of this Agreement and the other Loan Documents, or the use by the Borrower of the proceeds of each extension of credit under the Loan Agreement;
(iv) any untrue statement or alleged untrue statement of any material fact of the Borrower or the General Partner of any Affiliate of the Borrower in any document or schedule filed with any Governmental Body; (v) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (vi) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or representatives related to the making of any Acquisition, financing of such Acquisition or the consummation of any other transactions contemplated by any such Acquisition which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such Acquisition, the financing of such Acquisition or the consummation of the other transactions contemplated by any such Acquisition; or (vii) any withdrawals, termination or cancellation of any proposed such Acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other Obligations of the Borrower to the Agent and the Banks hereunder or at common law or otherwise. The provisions of this Section 11.1(b) shall survive the payment of the Notes and the termination of this Agreement.

          Section 11.2.  Taxes.  If, under any law in effect on any Borrowing
                         -----
Date, or under any retroactive provisions of any law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, financing statements, or other documents or instruments (whether measured by the amount of indebtedness secured or otherwise but excluding any taxes measured by the net income of the Banks), then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Agent and the Banks against and save it harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank, or any other holder of any Note, such Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provisions contained in this Agreement, the covenants and agreements of the Borrower in this Section
11.2 shall survive payment of the Notes.

          Section 11.3.  Survival of Agreements and Representations; Waiver of
                         ------------------------------------------------------
Trial by Jury; Consent to Jurisdiction.  ALL AGREEMENTS, REPRESENTATIONS AND
--------------------------------------
WARRANTIES MADE HEREIN SHALL SURVIVE THE DELIVERY OF THIS AGREEMENT AND THE NOTES. THE BORROWER WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER INSTRUMENT OR DOCUMENT REQUIRED TO BE EXECUTED AND DELIVERED BY IT HEREUNDER MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF SUMMONS, NOTICE, OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY CERTIFIED MAIL IN THE MANNER PROVIDED FOR IN THIS SECTION 11.3 AND IN SECTION 11.8 HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING IN EITHER SUCH COURT BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR
                                         --------------------
BASIS. NOTHING IN THIS SECTION 11.3 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE AGENT OR THE BANKS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

          Section 11.4.  Lien on and Set-off of Deposits.  As security for
                         -------------------------------
the due payment and performance of all indebtedness and other liabilities and obligations of the Borrower to the Agent and the Banks under this Agreement and the Notes and any other obligation of the Borrower to the Agent and the Banks, whether now existing or hereafter arising, the Borrower hereby grants to the Agent, for the ratable benefit of the Agent and the Banks, a lien on and security interest in any and all deposits or other sums at any time credited by or due from any Bank to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to any Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise; and any such deposits, sums, monies, securities and other property may, at any time after the occurrence of any Event of Default, be set-off, appropriated and applied by the Agent against any indebtedness, liabilities or other obligation, whether now existing or hereafter arising, of the Borrower to the Agent and the Banks under this Agreement, any Note, or otherwise, whether or not such indebtedness, liability or obligation is then due or is secured by any collateral, or, if it is so secured, whether or not such collateral held by the Agent is considered to be adequate.

          Section 11.5.  Modifications, Consents and Waivers; Entire Agreement.
                         -----------------------------------------------------

          (a) No modification, amendment or waiver of or with respect to any provision of this Agreement, the Notes or any of the other Loan Documents nor consent to any departure by the Borrower from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by the Majority Banks; provided, however, that no amendment, waiver
                                  --------  -------
or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) increase the amounts or extend the term of any Bank's Commitment or subject any Bank to any additional obligations, (ii) reduce the principal of, or rate of interest on, the Notes or any fees hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees hereunder, (iv) change the percentage in interest of the Banks which shall be required to take action hereunder, (v) change the definition of "Borrowing Base" or "Total Borrowing Base", (vi) result in the release of any Collateral other than as expressly permitted pursuant to the terms of the Loan Documents or (vii) change any provision of Section 7.10, Section 7.11 or this Section 11.5;

provided further, however, that no amendment, waiver or consent with respect to
-------- -------  -------
any provision of Article 9 shall be effective unless signed by the Agent. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

          (b) This Agreement embodies the entire agreement and understanding among the Agent, the Banks and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 11.6.  Remedies Cumulative.  Each and every right granted
                         -------------------
to the Agent and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or the Banks or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrower's indebtedness, liabilities and obligations under the Notes and this Agreement shall be without regard to any counterclaim, right of offset or any other counterclaim whatsoever which the Borrower may have against the Agent or any Bank and without regard to any other obligation of any nature whatsoever which the Agent or any Bank may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by the Agent or any Bank for payment or performance of the Borrower's indebtedness, liabilities or obligations under the Notes, this Agreement or otherwise.

          Section 11.7.  Further Assurances.  At any time and from time to
                         ------------------
time, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the Notes and any other agreements, instruments and documents delivered pursuant hereto or in connection with any Advance.

          Section 11.8.  Notices.  All notices, requests and other
                         -------
communications pursuant to this Agreement shall be in writing, and shall be delivered personally, by registered or certified mail, postage prepaid, return receipt requested, or by facsimile, with electronic confirmation of receipt, addressed as follows:

          (a)  if to the Borrower:

               (i) with respect to any routine correspondence, notices or other communications relating to the making, prepayment or repayment of Advances, to

                    Atlantic Acquisition Limited Partnership
                    c/o American Finance Group
                    98 North Washington Street
                    Boston, Massachusetts  02114
                    Attention: Treasurer
                    Facsimile #:     (617) 523-1410

               (ii) with respect to any other communications, to

                    American Acquisition Limited Partnership
                    c/o American Finance Group
                    98 North Washington Street
                    Boston, Massachusetts 02114
                    Attention: James A. Coyne
                    (and with a separate notice at the same
                    address to the attention of the General
                    Counsel)
                    Facsimile #:     (617) 523-1410

               with a copy to:

                    Peabody & Brown
                    101 Federal Street
                    Boston, Massachusetts  02110
                    Attn:  Craig D. Mills, P.C.
                    Facsimile #:     (617) 345-1300

and

          (b)  if to the Agent:

                    Natwest Bank N.A.
                    175 Water Street
                    New York, New York  10038
                    Attention:  Financial Services Division
                    Facsimile #:     (212) 602-2180

               With a copy (with respect to any communication other than routine correspondence, notices or other communications relating to the making, prepayment or repayment of Advances) to:

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York  10166
                    Attention:  Shephard W. Melzer, Esq.
                    Facsimile #:     (212) 878-8375

          (c) If to a Bank, at its address set forth on the signature pages hereto or in the Assignment and Assumption Agreement pursuant to which such Bank became a party hereto, as the case may be.

Any notice, request or communication hereunder shall be deemed to have been given when received, if sent by personal delivery, or five (5) Business Days after deposit with a United States Postal Depository, if sent by registered or certified mail, and when transmitted, if sent by facsimile, addressed as aforesaid. Any notice by facsimile shall be confirmed by regular first class or by registered or certified mail, sent to the address as provided above, within one (1) Business Day of transmission of such facsimile notice. Any party may change the person or address to whom or which the notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such
                                           --------  -------
notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

          Section 11.9.  Counterparts.  This Agreement may be signed in any
                         ------------
number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Section 11.10. Construction.  The headings used in this
                         ------------
Agreement are for convenience only and shall not be deemed to constitute a part hereof. THIS AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          Section 11.11. Severability.  The provisions of this Agreement
                         ------------
are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

          Section 11.12. Binding Effect; No Assignment or Delegation.
                         -------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Agent and the Banks and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Majority Banks, and any purported assignment or delegation without such consent shall be void.

          Section 11.13. Limitation of Liability.  NO CLAIM MAY BE MADE BY
                         -----------------------
THE BORROWER, ANY SPECIFIED PERSON, OR ANY OTHER PERSON AGAINST ANY BANK OR THE AGENT OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY BANK OR THE AGENT FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR, TO THE FULLEST EXTENT PERMITTED BY LAW, FOR ANY PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT, STATUTORY LIABILITY, OR ANY OTHER GROUND) BASED ON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER (FOR ITSELF AND ON BEHALF OF EACH SPECIFIED PERSON AND EACH OTHER PERSON) HEREBY WAIVES, RELEASES AND AGREES NEVER TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM NOW EXISTS OR HEREAFTER ARISES AND WHETHER OR NOT IT IS NOW KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

          Section 11.14. Obligations under Pledge Agreement.  The Borrower
                         ----------------------------------
hereby acknowledges the payment obligations imposed on the Borrower pursuant to the Pledge and Security Agreement - LP and the Pledge and Security Agreement - GP Stockholder (including without limitation the payment obligations pursuant to Sections 5 and 8 of each of the foregoing) and agrees to perform such obligations in accordance with their terms.



             [The remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          BORROWER:

                                          ATLANTIC ACQUISITION LIMITED
                                          PARTNERSHIP

                                          By:  AAL, Inc., General Partner



                                               By: /s/ James A. Coyne
                                                   --------------------------
                                                    Name:
                                                    Title: Clerk


                                          AGENT:

                                          NATWEST BANK N.A.



                                          By: /s/ Harris C. Mehos
                                              -------------------------------
                                              Name:
                                              Title:


                                          BANKS:

                                          NATWEST BANK N.A.



                                          By: /s/ Harris C. Mehos
                                              -------------------------------
                                              Name:
                                              Title:

                                          Address:
                                          175 Water Street
                                          New York, New York  10038

                                          Attention:        Financial Services
                                                            Division
                                          Facsimile #:      (212) 602-2180